UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CLEVELAND-CLIFFS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS

April 3, 2023
Dear Fellow Cleveland-Cliffs Shareholders:
The key to our 175-year longevity at Cleveland-Cliffs has been the ability to adapt and reinvent ourselves throughout our long history. The transformational acquisitions we completed in 2020 represented our latest evolution, and 2022 was the year where we finally made our presence felt as the largest flat-rolled steelmaker in North America. We recorded full-year revenue of $23 billion, the highest in our nearly two-century history. We also recorded near-record highs for Adjusted EBITDA and free cash flow, which were only surpassed by our performance in 2021.
With the help of this strong profitability, we were able to dramatically transform our balance sheet in 2022, reducing debt and net post-retirement liabilities by over $3 billion. The size of these liabilities has been a consistent focus of our shareholders since our transformation, and I am pleased to have delivered this immense reduction in such short order. In addition, even with these major improvements to our balance sheet, we were still able to return healthy levels of capital to our shareholders.
We believe that our leading position as an automotive supplier is a strength of our business that will promote our future success. Our steel’s surface quality, formability and strength characteristics, as well as our company-wide devotion to meeting demanding service and delivery needs, sets us far apart from any competing material supplier, steel or otherwise. Our reliability as auto manufacturers’ go-to supplier has enabled us to achieve significant fixed price increases for our automotive steel in back-to-back years. The increases we have achieved most recently were in the face of precipitously falling spot pricing for steel, finally breaking us free of the harmful notion that automotive steel should be priced like a commodity.
The main reason we have such a strong position in the automotive market is because of our commitment to blast furnace/basic oxygen furnace steelmaking. Supplying highly-specified automotive-grade materials, particularly exposed parts, dictates the use of blast furnaces and basic oxygen furnaces. We believe that this will continue to be the case; and over time, we are confident we will be able to drive sustained reductions in carbon emissions from our integrated steelmaking footprint. This includes the success we have had thus far with using more hot briquetted iron and scrap throughout our operations, as well as facilitating emerging technologies, such as carbon capture and hydrogen usage.
Our 27,000 employees have been vital to our recent success, and I thank all of our employees, particularly our union workforce, for their continued buy-in. This year, we successfully negotiated new, 4-year labor contracts with our USW partners, covering more than half of our employee base. The Company and the unions representing our workforce share the same goals. Through our established relationship with all unions, we will continue to collaborate and accomplish these goals together.
We continue to build Cleveland-Cliffs for the present, and for the future generations. The decisions that we are making and the changes we are implementing today will resonate for decades. I do not take that responsibility lightly. The ultimate measure of our success is the ability to share the benefits of all this work with our valued shareholders.
As a fellow shareholder, I appreciate your confidence and your support.
Sincerely,
Lourenco Goncalves
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2023
11:30 a.m. EDT
Online at www.virtualshareholdermeeting.com/CLF2023
To the Shareholders of Cleveland-Cliffs Inc.:
The 2023 Annual Meeting of Shareholders of Cleveland-Cliffs Inc. will be held in a virtual meeting format via live audio webcast on the Internet at www.virtualshareholdermeeting.com/CLF2023, at 11:30 a.m. EDT, on Wednesday, May 17, 2023, for the following purposes:
1.To elect as directors the ten candidates nominated by the Board of Directors to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.To approve, on an advisory basis, our named executive officers' compensation;
3.To approve, on an advisory basis, the frequency of future shareholder votes to approve our named executive officers' compensation;
4.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2023 fiscal year; and
5.To transact such other business, if any, as may properly come before the 2023 Annual Meeting or any adjournment thereof.
In order to vote on the matters brought before the 2023 Annual Meeting, you may vote via the Internet, vote by telephone, complete and mail the proxy card, or vote online during the 2023 Annual Meeting, as explained on the proxy card. To participate in the 2023 Annual Meeting at www.virtualshareholdermeeting.com/CLF2023, you must enter the 16-digit control number found on your proxy card or your voting instruction form. You do not need to attend the virtual meeting in order to vote your shares.
Holders of record of our common shares at the close of business on March 20, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
James D. Graham
Executive Vice President, Human Resources,
Chief Legal and Administrative Officer & Secretary
April 3, 2023
Cleveland, Ohio

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY INTERNET, BY TELEPHONE, BY MAILING THE ENCLOSED PROXY CARD, OR BY VOTING ONLINE DURING THE 2023 ANNUAL MEETING.
The proxy statement and Cliffs’ 2022 Annual Report for the 2022 fiscal year are available at www.proxyvote.com. These materials also are available on Cliffs’ website at www.clevelandcliffs.com under "Investors." If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, nominee or other shareholder of record to vote your shares.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information. Throughout this proxy statement, Cleveland-Cliffs Inc. is referred to as "Cleveland-Cliffs," "Cliffs," "the Company," "we," "us," "our" and similar expressions.

2023 ANNUAL MEETING OF SHAREHOLDERS	(PAGE 6)

DATE AND TIME:	Wednesday, May 17, 2023, at 11:30 a.m. EDT
PLACE:	Online at www.virtualshareholdermeeting.com/CLF2023
RECORD DATE:	March 20, 2023
VOTING:
Shareholders of record are entitled to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning the enclosed proxy card by mail; or by voting online during the 2023 Annual Meeting of Shareholders (the "2023 Annual Meeting") at www.virtualshareholdermeeting.com/CLF2023 (beneficial holders must obtain a legal proxy from their broker, bank, nominee or other shareholder of record granting the right to vote).

PROXY MATERIALS:	This proxy statement, the accompanying proxy card and our 2022 Annual Report will be made available on or about April 3, 2023 to shareholders of record as of March 20, 2023.

ATTENDANCE AND PARTICIPATION AT THE 2023 ANNUAL MEETING

Our virtual 2023 Annual Meeting will be conducted on the Internet via live audio webcast. Shareholders will be able to participate online and submit questions in advance of the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2023, beginning at 11:00 a.m. EDT on May 17, 2023. Shareholders will be able to vote their shares electronically during the 2023 Annual Meeting.
To participate in the 2023 Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The 2023 Annual Meeting will begin promptly at 11:30 a.m. EDT. We encourage you to access the 2023 Annual Meeting prior to the start time. Online access will begin at 11:00 a.m. EDT. Guests may listen to a live audio webcast of the virtual 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2023, but guests are not entitled to participate.
The virtual 2023 Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and smartphones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the 2023 Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2023 Annual Meeting. To ensure your shares are properly represented, please vote your proxy promptly even if you plan to join the 2023 Annual Meeting.
QUESTIONS
Lourenco Goncalves, our Chairman, President and Chief Executive Officer ("CEO"), will be available to answer questions submitted by shareholders at the conclusion of the 2023 Annual Meeting. Shareholders may submit questions for the 2023 Annual Meeting after logging in, beginning at 11:00 a.m. EDT on May 17, 2023. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2023, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the 2023 Annual Meeting. We will answer as many shareholder-submitted questions as time permits.
Additional information regarding the ability of shareholders to ask questions during the 2023 Annual Meeting, related rules of conduct and other materials for the 2023 Annual Meeting will be available at www.virtualshareholdermeeting.com/CLF2023.
TECHNICAL DIFFICULTIES
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2023 beginning at 11:00 a.m. EDT on May 17, 2023 through the conclusion of the 2023 Annual Meeting.

1 | CLF 2023 PROXY STATEMENT

VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1	Election of Directors	FOR ALL Director Nominees	20
Proposal 2	Approval, on an Advisory Basis, of Our Named Executive Officers' Compensation ("Say-on-Pay")	FOR	66
Proposal 3	Approval, on an Advisory Basis, of the Frequency of Future Say-on-Pay Votes	EVERY YEAR	67
Proposal 4	Ratification of Independent Registered Public Accounting Firm	FOR	69

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD				(PAGE 22)

NAME	AGE	DIRECTOR SINCE	POSITION	COMMITTEE MEMBERSHIPS (1)
Lourenco Goncalves	65	2014	Chairman of the Board, President and Chief Executive Officer	Strategy and Sustainability*
Douglas C. Taylor	58	2014	Lead Director	Compensation* Strategy and Sustainability
John T. Baldwin	66	2014	Director	Audit* Compensation
Robert P. Fisher, Jr.	68	2014	Director	Audit Governance
William K. Gerber	69	2020	Director	Audit
Susan M. Green	63	2007	Director	Governance
Ralph S. Michael, III	68	2020	Director	Governance* Compensation
Janet L. Miller	69	2019	Director	Governance
Gabriel Stoliar	69	2014	Director	Strategy and Sustainability
Arlene M. Yocum	65	2020	Director	Audit Strategy and Sustainability
* Denotes committee chair
(1)Full committee names are: Audit – Audit Committee; Compensation – Compensation and Organization Committee; Governance – Governance and Nominating Committee; and Strategy and Sustainability – Strategy and Sustainability Committee.

SHAREHOLDER ENGAGEMENT (summary)	(PAGE 33)

We maintain open and proactive communications with the investment community. During 2022 and early 2023, we reached out to our top 25 shareholders, representing approximately 43% of our outstanding common shares (approximately 58% of the votes cast at our 2022 annual meeting), as well as major proxy advisory firms, to solicit their perspectives on our compensation program, financial performance, corporate governance, sustainability and other topics. These discussions included our independent Lead Director when requested. The feedback received from our outreach efforts is shared with and considered by our Board of Directors (the "Board"), and our engagement activities have generated valuable input that helps inform our decisions and strategy, when appropriate. See the section entitled "Shareholder Engagement" in the Compensation Discussion and Analysis ("CD&A") section for more details as to what we heard from our recent engagement activities and how we responded to that feedback.
2 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES	(PAGE 35)

Our guiding executive compensation principles, as established by the Compensation Committee for 2022, were as follows:
1.Align short-term and long-term incentives with results delivered to shareholders;
2.Be transparent, ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, compensation levels and opportunities provided;
3.Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
4.Provide competitive fixed compensation elements over the short term (base salary) and long term (equity and retirement benefits) to encourage long-term retention of our key executives; and
5.Continue to structure programs to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

2022 EXECUTIVE COMPENSATION SUMMARY	(PAGE 52)

The numbers in the following table showing the 2022 compensation of our named executive officers (the "NEOs") were determined in the same manner as the numbers in the corresponding columns in the 2022 Summary Compensation Table (the "SCT") (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the SCT under the rules of the U.S. Securities and Exchange Commission (the "SEC"). As such, this table should not be viewed as a substitute for the SCT.

NAME	PRINCIPAL POSITION (AS OF 12/31/2022)	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	TOTAL ($)
Lourenco Goncalves	Chairman, President and Chief Executive Officer	2,035,000	—	9,260,335	—	6,924,868	18,220,203
Celso L. Goncalves Jr.	Executive Vice President, Chief Financial Officer	660,000	—	2,167,293	—	714,669	3,541,962
Clifford T. Smith	Executive Vice President & President, Cleveland-Cliffs Steel	826,000	—	2,364,331	—	1,699,684	4,890,015
Keith A. Koci	Executive Vice President & President, Cleveland-Cliffs Services	683,000	—	2,167,293	—	1,103,769	3,954,062
James D. Graham	Executive Vice President, Human Resources, Chief Legal and Administrative Officer & Secretary	647,083	—	1,733,872	—	948,324	3,329,279
Maurice D. Harapiak	Former Executive Vice President, Human Resources & Chief Administration Officer	196,875	—	1,733,872	—	733,956	2,664,703

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	(PAGE 69)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to risks and uncertainties relating to our operations and business environment that are difficult to predict and may be beyond our control. Such risks and uncertainties may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Part I., Item 1A., "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the SEC. Except to the extent required by law, we do not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made. Forward-looking and other statements in this proxy statement regarding our greenhouse gas ("GHG") reduction plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking GHG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.
3 | CLF 2023 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What proposals are to be presented at the 2023 Annual Meeting?
The purpose of the 2023 Annual Meeting is to: (1) elect the ten directors nominated by the Board in this proxy statement; (2) approve, on an advisory basis, our NEOs' compensation; (3) approve, on an advisory basis, the frequency of shareholder votes on our NEOs' compensation; (4) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2023 fiscal year; and (5) conduct such other business as may properly come before the 2023 Annual Meeting.
2.    What is the difference between a “shareholder of record” and a “beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Broadridge, our transfer agent, then you are the registered holder, or “shareholder of record." If your shares are held through a bank, broker, nominee or other shareholder of record, then you are considered the “beneficial owner” of those shares.
3.    How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
•FOR ALL of the ten individuals nominated by the Board for election as directors;
•FOR the approval, on an advisory basis, of our NEOs' compensation;
•EVERY YEAR for the approval, on an advisory basis, of the frequency of future shareholder votes to approve our NEOs' compensation; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2023 fiscal year.
4.    Who is entitled to vote at the 2023 Annual Meeting?
The record date for the 2023 Annual Meeting is March 20, 2023 (the "Record Date"). On the Record Date, we had outstanding 515,051,263 common shares, $0.125 par value per share. All common shareholders of record as of the Record Date are entitled to vote at the 2023 Annual Meeting. In this proxy statement, we refer to our common shares as our "shares" and the holders of such shares as our "shareholders."
5.    How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote online during the virtual 2023 Annual Meeting at www.virtualshareholdermeeting.com/CLF2023 or you may vote by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.
•Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.
The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank, Broker, Nominee or Other Shareholder of Record. If your shares are held by a bank, broker, nominee or other shareholder of record, that entity will provide you with separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.
If your shares are held in the name of a brokerage firm, your shares may be voted on certain proposals presented at the 2023 Annual Meeting even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the
4 | CLF 2023 PROXY STATEMENT

QUESTIONS & ANSWERS
authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The ratification of Deloitte & Touche LLP as our registered independent public accounting firm is considered a routine matter for which a brokerage firm that holds your shares may vote your shares without your instructions. The election of directors; the approval, on an advisory basis, of our NEOs' compensation; and the approval, on an advisory basis, of the frequency of shareholder votes on our NEOs' compensation are not considered routine matters, and, therefore, a brokerage firm that holds your shares may not vote your shares for such proposals without your instructions.
6.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the polls are closed for voting at the 2023 Annual Meeting by: (i) executing and submitting a revised proxy bearing a later date; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting online during the virtual 2023 Annual Meeting at www.virtualshareholdermeeting.com/CLF2023. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker, nominee or other shareholder of record to revoke your previously voted proxy.
7.     What vote is required to approve each proposal?
With respect to Proposal 1, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board), in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of the votes cast (excluding abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
With respect to Proposal 2, approval, on an advisory basis, of our NEOs' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2023 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 3, approval, on an advisory basis, of the frequency of future shareholder votes to approve our NEOs' compensation, the frequency receiving the greatest number of votes (every year, every two years or every three years) will be considered the frequency approved, on an advisory basis, by shareholders.
With respect to Proposal 4, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2023 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2023 Annual Meeting and entitled to vote on the proposal.
8.     Can I attend the 2023 Annual Meeting in person?
The 2023 Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the 2023 Annual Meeting virtually, you will need to visit www.virtualshareholdermeeting.com/CLF2023 and use your 16-digit control number to log into the meeting. If you do not have a 16-digit control number, you may still attend the virtual 2023 Annual Meeting as a guest in listen-only mode. We encourage shareholders to log into the website and access the webcast early, beginning approximately 30 minutes before the 11:30 a.m. EDT start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/CLF2023.
5 | CLF 2023 PROXY STATEMENT

MEETING INFORMATION

The accompanying proxy is solicited by the Board for use at the 2023 Annual Meeting and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card, and our 2022 Annual Report will be made available on or about April 3, 2023 to our shareholders of record as of the Record Date.
PROXY MATERIALS
Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, we are using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials.
We will instead send our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone, also known as Notice and Access. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.
On or about April 3, 2023, we will mail to each shareholder of record as of the Record Date (other than those shareholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and the 2022 Annual Report, on the Internet and how to access a proxy card to vote via the Internet or by telephone.
The close of business on March 20, 2023 has been fixed as the Record Date for the 2023 Annual Meeting, and only shareholders of record at that time will be entitled to vote.
The Notice of Internet Availability of Proxy Materials will contain a 16-digit control number that shareholders will need to access the proxy materials, to request paper or electronic copies of the proxy materials, and to vote their shares via the Internet or by telephone.
Householding
We are permitted to send a single copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials (if paper delivery was previously requested) to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs and reduce our environmental impact by printing fewer paper copies. If you are the beneficial owner, but not the record holder, of Cliffs shares, your bank, broker, nominee or other shareholder of record may only deliver one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and, as applicable, any other proxy materials that are made available until such time as you or other shareholders sharing your address notify your nominee that you want to receive separate copies. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set in the future will need to contact their bank, broker, nominee or other shareholder of record. A shareholder who wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials, or shareholders who share the same address that are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set, either now or in the future, may submit this request by writing to our Secretary at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or by calling our Investor Relations department at (800) 214-0739, and it will be delivered promptly.
Proxy Solicitation
We will bear the cost of solicitation of proxies. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for fees and disbursements not expected to exceed approximately $65,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions, and we will reimburse them for their expenses in so doing.
Voting Rights
Shareholders of record on the Record Date are entitled to vote at the 2023 Annual Meeting. On the Record Date, there were outstanding 515,051,263 common shares entitled to vote at the 2023 Annual Meeting. A majority of the common shares entitled to vote must be represented at the 2023 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2023 Annual Meeting. You may submit a proxy by electronic transmission via the Internet, by telephone or by mail, as explained on your proxy card.
6 | CLF 2023 PROXY STATEMENT

MEETING INFORMATION
Voting of Proxies
The common shares represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by properly authorized proxies on which no specification has been made will be voted: (1) FOR ALL of the ten director nominees named herein or such substitute nominees as the Board may designate; (2) FOR the approval, on an advisory basis, of our NEOs' compensation; (3) EVERY YEAR for the approval, on an advisory basis, of the frequency of shareholder votes on our NEOs' compensation; (4) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2023 fiscal year; and (5) at the discretion of the persons named as proxies on all other matters that may properly come before the 2023 Annual Meeting.
Cumulative Voting for Election of Directors
If notice in writing shall be given by any shareholder to the President, an Executive Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2023 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2023 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as such shareholder possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of such shareholder's shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of the Board’s nominees as is possible.
Counting Votes
The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2023 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2023 Annual Meeting. Abstentions and broker non-votes will also be counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will have no effect with respect to the election of directors and the advisory vote regarding the frequency of the shareholder vote on our NEOs' compensation. Abstentions will have the effect of votes against, and broker non-votes will have no effect with respect to, the advisory vote regarding the compensation of our NEOs. Abstentions will have the effect of votes against the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter and, as a result, we do not expect to have broker non-votes with respect to this proposal.
7 | CLF 2023 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL, GOVERNANCE AND SUSTAINABILITY

OUR COMMITMENT TO SUSTAINABILITY
As society transitions to a low-carbon economy, steel is expected to be the most needed raw material to develop the infrastructure for delivering cleaner technologies and power sources. As the largest flat-rolled steel and iron ore pellet producer in North America – and the only current producer of specialty electrical steels such as grain oriented and non-oriented in the U.S. – Cleveland-Cliffs is well positioned to play a critical role in this transition. We value being a good corporate citizen, actively demonstrating our commitment to the environment, our employees, and ethical and responsible business practices. As an iron and steel producer, environmental compliance is critical to managing our business. Our dedicated and hardworking employees are key to our success. Engaging with our neighboring communities will sustain Cleveland-Cliffs over the long term. And, above all, leading with integrity and employing ethical business practices are foundational to our Company. We believe this well-rounded approach to sustainability will create shared value for our stakeholders for future generations.
Steel for a Sustainable Society
Cleveland-Cliffs operates a strategic portfolio of iron and steel technologies, including efficient blast furnaces and basic oxygen furnaces ("BOFs"), electric arc furnaces ("EAFs"), and a modern direct reduction plant to produce hot briquetted iron ("HBI") in North America. Our extensive experience with modern steelmaking through our vertically-integrated value chain ensures we will continue to meet the growing demand for steel made sustainably. As society transitions to a low-carbon future, we firmly believe that the infrastructure needed to deliver new and cleaner technologies and power sources, such as an efficient electrical grid; renewable electricity; electric vehicle ("EV") motors; carbon capture and sequestration; and alternative fuels such as clean hydrogen, will all require steel. Today, Cliffs produces the advanced and specialty grades of steel necessary for these emerging decarbonization solutions, doing our part as we collectively move toward a low-carbon economy.
Cliffs has demonstrated its commitment to sustainable steelmaking pathways, engaging with suppliers, customers, technology providers, government agencies and academia to explore opportunities for collaboration. We are utilizing methods for emissions reduction, such as optimizing recycled content, while maintaining the product quality specifications our customers need. Through our wholly owned subsidiary, Ferrous Processing and Trading Company ("FPT"), we source and process prime scrap to enable a closed-loop steel recycling business that allows us to optimize productivity at our furnaces. And with a limited supply of prime scrap, the most demanding steel grades need high-purity sources of iron, a demand that we can fulfill with our U.S.-based, vertically-integrated footprint of iron ore pellets and HBI.
In 2022, we introduced our MOTOR-MAX™ product line of non-oriented electrical steels for high frequency motors and generators in the North American market. MOTOR-MAX High Frequency Non-Oriented Electrical Steels brand of electrical steels are designed for high-speed motors, EV traction motors, aircraft generators and other rotating equipment. From research to production, Cleveland-Cliffs has the experience and capabilities to produce the quality electrical steels necessary for these distinctive high-performance applications to meet a broad range of customer technical requirements.
Environmental and Sustainability Management
Cleveland-Cliffs is committed to operating our business in an environmentally responsible manner by minimizing our impacts and doing our part to reduce our GHG emissions. Acting responsibly begins with a foundation of strong corporate governance and leadership. Our Strategy and Sustainability Committee – chaired by our Chairman, President and CEO – oversees our strategic plan and annual management objectives, as well as the implementation of our sustainability strategy, which includes review of major environmental, social and governance ("ESG") risks and opportunities. Our Executive Vice President, Environmental & Sustainability, is responsible for the environmental compliance and sustainability functions of our business and leads collaborative efforts across our operating footprint to ensure that all relevant departments within our Company are engaged in supporting our sustainability initiatives, including those concerning climate-related risks and opportunities. Cleveland-Cliffs takes great pride in our environmental management program and efforts. Our business is highly regulated, and we understand the importance of maintaining compliance and going beyond what is expected to ensure we are a good neighbor to our local communities and retain our social license to operate.
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ENVIRONMENTAL, SOCIAL, GOVERNANCE AND SUSTAINABILITY
Climate and Greenhouse Gas Emissions
We regularly track our progress against our goal of 25% reduction of combined absolute Scope 1 and 2 emissions by 2030 from 2017 levels. In 2022, Cliffs’ Scope 1 and 2 emissions were already below our reduction goal well ahead of the target year of 2030. This was achieved through strategic actions, such as optimizing our asset footprint and raw material mix, particularly our unique practice of using significant amounts of HBI in our blast furnaces, along with production levels of crude steel. Previously announced upgrades to existing on-site energy recovery for power generation and the addition of renewable energy are important to manage Cliffs' emissions levels below our GHG reduction goal. While we are proud of these results, we will continue to focus our GHG reduction efforts by prioritizing our efficient operations and actionable, commercially viable technologies and solutions. We have dedicated resources for research and development of decarbonization technologies for the primary iron and steel sector. We are working with commercial and academic partners to investigate and advance projects focused on improving energy efficiency, industrial electrification, carbon capture utilization and storage, and clean electricity and fuels, such as hydrogen.
Since 2021, Cliffs has actively participated in an Expert Advisory Group for the global steel sector, convened by the Science Based Targets initiative ("SBTi"), to develop a Steel Sectoral Decarbonization Approach ("SDA") toward near zero GHG emissions by 2050 in alignment with the Paris Agreement. The SDA intends to outline a methodology for setting science-based targets and a decarbonization pathway. Currently, Cliffs continues to participate in the Expert Advisory Group and looks forward to the finalized SDA for evaluation.
Cleveland-Cliffs tracks and reports our absolute GHG emissions in our sustainability report, as well as to government regulatory agencies and third-party sustainability ratings platforms. We also report select GHG intensities for our business. Cliffs discloses these metrics and additional GHG and climate-related information, such as our supplier climate engagement and upstream Scope 3 emissions, in our annual Climate Change submission to CDP, an international non-profit organization that manages the global disclosure system for investors, companies, cities, states and regions to manage their environmental impacts. In 2022, Cleveland-Cliffs maintained a ‘B’ score for our Climate Change response and improved to an 'A-' score for our Supplier Engagement response.
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ENVIRONMENTAL, SOCIAL, GOVERNANCE AND SUSTAINABILITY
Energy
Many of our operations produce valuable byproduct gases from our manufacturing processes. We recover energy from these gases to generate steam and electricity from on-site powerhouses for use in our operations. This energy recovery practice reduces the amount of purchased electricity and fuels and lowers the carbon footprint of the facility. Over the last few years, we have invested in our powerhouses to increase efficiency of on-site power-generating capacity. This further reduces flaring of blast furnace gas, the amount of purchased electricity and associated Scope 2 emissions.
Four of our iron ore mining and pelletizing operations are served by Minnesota Power ("MP"). As of the most recent estimate available, MP's overall renewables percentage for retail customers in 2021 was 50%, which equates to just over one million megawatt hours ("MWh") of renewable energy for the grid that supplies these Minnesota facilities. Separately, we have a target to purchase two million MWh of renewable power annually. We continue to develop our renewable energy portfolio with wind and solar projects that are to be newly installed and green the power grid. We committed to participate in three regulated utilities’ voluntary renewable energy programs, and in December 2022, Cliffs executed a 15-year power purchase agreement with EDP Renewables SA for 180 megawatts of the Headwaters III Wind Farm in Randolph County, Indiana. The wind farm is expected to be operational in 2025 and annually power the equivalent of more than 54,000 Indiana homes.
Key Partnerships
To further demonstrate our commitment to reducing our carbon footprint, we joined the U.S. Department of Energy’s ("DOE") Better Climate Challenge, a government-sponsored effort to set ambitious GHG emission reduction goals for energy-intensive organizations such as ours. Similar to our corporate-wide GHG reduction goal, when joining the Better Climate Challenge, we committed to a 25% reduction in GHG emissions within ten years. We are proud to be the first and only steel company to join the challenge. Additionally, many of our steel assets have improved plant and energy efficiency through participation in programs like the DOE’s Better Plants program and the U.S. Environmental Protection Agency’s Energy Star program. With our longstanding focus on plant and energy efficiency, we aim to build on our previous successes across our integrated enterprise.
We continue to pursue opportunities such as carbon capture and the use of hydrogen within our facilities. These opportunities could benefit our own environmental footprint while combating the global impacts of climate change. We have been engaging in various discussions with other companies, universities and national research laboratories with the goal of leveraging potential funding available under the DOE's Regional Clean Hydrogen Hubs Funding Opportunity Announcement to develop and implement clean hydrogen solutions for our industrial applications in place of carbon-based natural gas.
Human Capital Management
With a large workforce – currently approximately 27,000 employees strong – investing in our people’s safety and success is a top priority. We are focused on attracting and retaining a highly-skilled workforce to help us achieve our business and sustainability goals and objectives. Working closely with our labor partners, our hourly employees receive competitive compensation and benefits, along with wide-ranging opportunities for training, development and growth. We are proud to report that our median employee compensation is well above industry average. We strongly feel that maintaining positive working relationships with our labor unions is key to safe production, efficient operations and the long-term viability of our business, and we successfully negotiated and renewed the ten labor agreements that expired in 2022 covering over 15,000 represented employees.
Health and Safety
Safe Production is the most important Core Value at Cleveland-Cliffs. We strive for safety excellence through proper training and protective equipment to ensure our people go home safely to their families every day. We strive toward zero injuries according to our corporate Safety Policy and compliance with all applicable regulations of the Occupational Safety and Health Administration and the Mine Safety and Health Administration. A large part of this effort includes diligent monitoring and tracking of our safety performance, as well as best practice sharing for continuous improvement. Cliffs focuses on proactive safety training and specific initiatives to achieve progress against our internal objectives and external benchmarks. In 2022, several of our mining operations were recognized for their commitment to safety, including the Midwest Regional Award for tailings storage safety and the prestigious Sentinels of Safety Award for outstanding safety performance.
Community Engagement
We value the communities where we operate and their contributions to Cleveland-Cliffs. We believe it is vitally important to listen to and work with our stakeholders. Through two-way dialogue, Cliffs can keep a pulse on what is important to our communities to ensure we act as a good neighbor. Various groups throughout our Company regularly engage with a range of internal and external stakeholders to build and maintain this dialogue with our host communities, public officials and neighbors. Each year, Cliffs enhances our outreach efforts to ensure fairness and inclusivity of different stakeholder perspectives. This helps us prioritize activities and more effectively address issues important to our stakeholders.
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ENVIRONMENTAL, SOCIAL, GOVERNANCE AND SUSTAINABILITY
An important tool in helping us support our communities is our Community Inquiry Program, which helps foster dialogue and provides us valuable information when community stakeholders have questions regarding our operations. In addition, we held five community open houses near our largest steel mills during 2022 to continue facilitating thoughtful dialogue with our neighbors. Cliffs occasionally brings members of our neighboring communities into our operations, where appropriate, such as through National Manufacturing Day and Family Days.
Charitable Giving
Cleveland-Cliffs conducts charitable giving through a number of vehicles: The Cleveland-Cliffs Foundation (the "Foundation"); site-specific programs and events, such as employee volunteering; and strategic partnerships. Through the Foundation, we create tangible impact by providing significant financial support to like-minded organizations. In 2022, we donated more than $7 million to our local communities, including over $434 thousand in matching contributions via our Employee Giving and Matching Gift Program.
2022 ESG Highlights

Exceeding our GHG emissions goal of 25% reduction ahead of 2030 target year from 2017 levels	~70% Union membership	B score for CDP Climate Change

Committed to 1.08M MWh of purchased renewable energy annually	Cleveland-Cliffs' Core Values are at the heart of everything we do.

100% of our steel contains recycled steel scrap		$7 million donated to communities by Cleveland-Cliffs and our charitable foundation

References to our sustainability reports and the contents thereof do not constitute incorporation by reference of the information contained in our sustainability reports, and such information is not part of this proxy statement.
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CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE
The Chairman of the Board is Lourenco Goncalves, who is also our President and CEO. Pursuant to our Corporate Governance Guidelines, when the positions of Board Chair and CEO are held by one individual, or if the Board Chair is a Cliffs executive, then the Governance Committee recommends to the Board a Lead Director. Douglas C. Taylor currently serves as our Lead Director. The Board believes that this leadership structure is the optimal structure to guide our Company and to maintain the focus to achieve our business goals and represents our shareholders' best interests.
Under this leadership structure, Mr. Goncalves, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and for leading discussions during Board meetings. In his combined role, Mr. Goncalves has the benefit of Cliffs personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.
The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.
This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at www.clevelandcliffs.com under "Investors" then "Governance".
In accordance with the corporate governance listing standards of the New York Stock Exchange (the "NYSE"), our non-management directors meet at regularly scheduled executive sessions without management present. These meetings take place at least quarterly.
BOARD'S ROLE IN RISK OVERSIGHT
The Board as a whole oversees our enterprise risk management ("ERM") process. The Board executes its risk oversight role in a variety of ways. The full Board regularly discusses the key strategic risks facing Cliffs.
The Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting, as well as information security risks. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Compensation Committee monitors risks related to development and succession planning for the CEO and other executive officers, as well as compensation and related policies and programs for executive and non-executive officers and management. The Governance Committee handles risks with respect to Board composition, membership and structure, and corporate governance matters. The Strategy and Sustainability Committee oversees, advises on, and monitors risks and opportunities relating to our strategic plan and ESG matters, including sustainability goals and initiatives, climate-related risks and decarbonization opportunities. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Management is responsible for the day-to-day management of our risks. The ERM process includes the involvement of management in the identification, assessment, mitigation and monitoring of a wide array of potential risks, from strategic to operational to compliance-related risks throughout the Company. Executive management regularly reports to the Board or relevant committees regarding Cliffs’ key risks and the actions being taken to manage these risks.
The Company believes that its leadership structure supports the risk oversight function of the Board. Each committee is involved in carrying out the Board's risk oversight function and, except for the Strategy and Sustainability Committee, independent directors chair each of our committees.
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CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
Our directors discharge their responsibilities in a variety of ways, including reviewing reports to directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and other directors regarding matters of interest and concern to Cliffs. In addition, our directors have regular access to our senior management. All committees regularly report their activities, actions and recommendations to the full Board.
During 2022, our Board held ten meetings. Each director attended, either in person or by telephone conference, at least 94% of the Board and committee meetings held while serving as a director or committee member in 2022. Pursuant to Board policy, all serving directors are expected to attend all Board and committee meetings, as well as our annual meeting of shareholders. All of our then-serving directors who were standing for re-election attended the 2022 Annual Meeting.
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Strategy and Sustainability Committee. Each of these four committees has a charter that can be found on our website at www.clevelandcliffs.com under "Investors" then "Governance". A biographical overview of the members of our committees can be found beginning on page 22.
Board Committees

AUDIT COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2022 MEETINGS: 9
AUDIT COMMITTEE FINANCIAL EXPERTS: The Board has determined that each of John T. Baldwin, Robert P. Fisher, Jr., William K. Gerber and Arlene M. Yocum is an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K under the federal securities laws.

RESPONSIBILITIES:
▪Reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting
▪Reviews significant accounting matters
▪Reviews quarterly unaudited financial information prior to public release
▪Approves the audited financial statements prior to public distribution
▪Oversees and monitors risks related to accounting, financial reporting and information security
▪Approves our assertions related to internal controls prior to public distribution
▪Reviews any significant changes in our accounting principles or financial reporting practices
▪Evaluates our independent registered public accounting firm; discusses with the independent registered public accounting firm its independence; and considers the compatibility of non-audit services with such independence
▪Annually selects and retains our independent registered public accounting firm to examine our financial statements, and reviews and approves the services performed by our independent registered public accounting firm
▪Establishes and maintains, with the Governance Committee, procedures to review related party transactions
▪Approves management’s appointment, termination or replacement of the head of Internal Audit
▪Periodically evaluates ethical and legal compliance

CHAIR: John T. Baldwin	MEMBERS: Robert P. Fisher, Jr., William K. Gerber and Arlene M. Yocum
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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE

MEMBERS: 3	INDEPENDENT: 3	2022 MEETINGS: 8
RESPONSIBILITIES:
▪Oversees development and implementation of Cliffs' compensation policies and programs for officers
▪Develops criteria for awards under incentive plans that appropriately relate to Cliffs' strategic plan and operating performance objectives, and approves equity-based awards
▪Reviews and evaluates CEO and other executive officer performance and approves compensation (with the CEO's compensation being subject to ratification by the independent members of the Board)
▪Recommends to the Board the election of officers
▪Assists with management development and succession planning
▪Reviews and approves employment and severance arrangements with officers and oversees regulatory compliance regarding compensation matters and related party transactions
▪Reviews and recommends the CD&A and the Compensation Committee report for inclusion in appropriate Cliffs securities filings
▪Obtains the advice of outside experts with regard to compensation matters
▪May, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and may delegate certain equity award grant authority to certain officers of Cliffs, subject to applicable law
For more information about the role of executives and outside advisers in our executive compensation process, see the CD&A section of this proxy statement.

CHAIR: Douglas C. Taylor	MEMBERS: John T. Baldwin and Ralph S. Michael, III

GOVERNANCE COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2022 MEETINGS: 5
RESPONSIBILITIES:
▪Oversees annual review of our Corporate Governance Guidelines and periodically reviews external developments in corporate governance matters generally
▪Periodically reviews and makes recommendations regarding our officers' authorized levels for corporate expenditures
▪Establishes and maintains, with the Audit Committee, procedures for review of related party transactions that relate to Board members
▪Reviews the qualifications of incumbent directors and proposed Board candidates, and recommends to the Board as director-nominees those candidates possessing the experience, skills and qualifications consistent with Board-approved criteria, our Corporate Governance Guidelines and other criteria deemed important by the Governance Committee
▪Monitors the Board governance process and provides guidance on Board governance and other matters
▪Recommends changes in membership and responsibility of Board committees and reviews and makes recommendations regarding any conditional resignations tendered by directors
▪Reviews and administers our director compensation plans and benefits, and makes recommendations to the Board with respect to compensation plans, equity-based plans and share ownership guidelines for directors
▪Other responsibilities include oversight of annual evaluation of the Board and CEO, as well as monitoring risks associated with Board organization, membership, structure and succession planning

CHAIR: Ralph S. Michael, III	MEMBERS: Robert P. Fisher, Jr., Susan M. Green and Janet L. Miller
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CORPORATE GOVERNANCE

STRATEGY AND SUSTAINABILITY COMMITTEE

MEMBERS: 4	INDEPENDENT: 3	2022 MEETINGS: 5
RESPONSIBILITIES:
▪Oversees Cliffs’ strategic plan and annual management objectives
▪Acts in an advisory capacity with respect to Cliffs' sustainability strategies, its commitment to environmental stewardship, its focus on health and safety of employees and other stakeholders, and its corporate social responsibility initiatives
▪Monitors risks and opportunities relevant to Cliffs' strategy, including operational, safety, environmental, social and governance risks, as well as climate-related risks and decarbonization opportunities
▪Provides advice and assistance with developing our current and future strategy
▪Provides follow-up oversight with respect to the comparison of actual results with estimates for major projects and post-acquisition integration efforts
▪Assesses Cliffs’ overall capital structure and its capital allocation priorities
▪Assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans
▪Considers the merits and risks of potential acquisitions, joint ventures, emerging growth opportunities and strategic alliances
▪Reviews and approves any sustainability reports that Cliffs may publish from time to time

CHAIR: Lourenco Goncalves	MEMBERS: Gabriel Stoliar, Douglas C. Taylor and Arlene M. Yocum
IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES
Shareholder Nominees
The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, Attention: Secretary. Our Regulations provide that, at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.
Board Diversity and Director Qualifications
The Governance Committee considers board diversity as it deems appropriate and consistent with our Corporate Governance Guidelines, the Governance Committee charter and other criteria established by the Board. The Governance Committee’s goal in selecting directors for nomination to the Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance Committee has not reduced the qualifications for service on the Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance Committee seeks, consistent with the vacancies existing on the Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to the Board and any committees thereof. In addition, the Governance Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Board.
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CORPORATE GOVERNANCE
Identifying and Evaluating Nominees for Director
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full Board.
COMMUNICATIONS WITH DIRECTORS
Shareholders and other interested parties may communicate with the Lead Director, our non-management directors as a group or the Board by writing to the Lead Director at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the Board periodically regarding any bona fide requests from external constituencies or employees to meet with the Board. The Secretary routinely filters communications that are solicitations, complaints, unrelated to Cliffs or Cliffs' business, inappropriate or determined to pose a possible security risk to the addressee.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct Policy"), which applies to all of our directors, officers and employees. The Code of Conduct Policy is available on our website at www.clevelandcliffs.com under "Investors" then "Governance" and then "Governance Documents". We intend to post amendments to or waivers from the Code of Conduct Policy (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. References to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Of our current directors, the Board has determined that each of Messrs. Baldwin, Fisher, Gerber, Michael, Stoliar and Taylor and Mses. Green, Miller and Yocum has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Mr. Goncalves is our Chairman, President and CEO and, as such, is not considered independent.
We have a written Related Party Transactions Policy (our "RPT Policy"), pursuant to which we will enter into a related party transaction only if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. Under our RPT Policy, any related party transactions are reviewed by the Audit Committee at each quarterly meeting. After review, the disinterested members of the Audit Committee either approve or disapprove the proposed transaction. Management is responsible for updating the Audit Committee at each quarterly meeting as to any material changes to those transactions that the Audit Committee has previously approved. For purposes of our RPT Policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000.
We describe below those transactions during 2022 in which Cliffs was a participant and the amount involved exceeded $120,000 and in which a related person had or will have a direct or indirect material interest. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
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CORPORATE GOVERNANCE
1.    Mr. Celso Goncalves, our Executive Vice President, Chief Financial Officer ("CFO"), is the son of Mr. Lourenco Goncalves, our Chairman, President and CEO, both of whom are NEOs. The compensation arrangements between the Company and each of Mr. Celso Goncalves and Mr. Lourenco Goncalves could be considered related party transactions under our RPT Policy and have been reviewed and approved by our Audit Committee in accordance with our RPT Policy. For details on the compensation arrangements between the Company and each of Mr. Celso Goncalves and Mr. Lourenco Goncalves, please see the Executive Compensation Tables and Narratives beginning on page 52.
2.    Certain of our subsidiaries have contracted on an arm's length basis for work with Morgan Engineering Systems, Inc. ("Morgan Engineering"), which is a company owned by Mr. Mark Fedor. Mr. Mark Fedor is the brother of Mr. Terry Fedor, who serves as our Executive Vice President, Operations. Our subsidiaries may determine to continue to engage Morgan Engineering in the ordinary course of business to provide services on an arm's length basis in future years, and such services may exceed the $120,000 annual threshold under our RPT Policy. For example, during 2022, Morgan Engineering was paid approximately $8.2 million for work performed for our subsidiaries. Mr. Terry Fedor was not involved in engaging Morgan Engineering and has agreed to abstain from any future actions related to Morgan Engineering. In accordance with our RPT Policy, during 2022, the CEO and the Chief Legal Officer, as well as the Audit Committee, approved and ratified transactions with Morgan Engineering.
We have entered into indemnification agreements with each current member of the Board and each of our officers. The form and execution of the indemnification agreements were approved and adopted by the Board on April 24, 2019. The indemnification agreements essentially provide that, to the fullest extent permitted or required by Ohio law and as the law may change to increase the scope of indemnification, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board or as an officer of the Company. Under these agreements, to the extent that the indemnification is unavailable, we shall contribute to the payment of any and all indemnifiable claims or losses in an amount that is fair and reasonable under the circumstances. In connection with the indemnification agreements with each current member of the Board, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the United Steelworkers ("USW"), pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Board Chair, is recommended by the Board Affairs Committee (now known as the Governance Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013. As a result of the proxy contest in 2014, Ms. Green was not re-elected but was asked by the reconstituted Board to re-join the Board and was subsequently appointed on October 15, 2014 and re-elected each year since 2015.
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DIRECTOR COMPENSATION

The Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan (the "Directors' Plan"), which is further described below, allows for a combination of cash and equity compensation for our nonemployee directors.
Cash Compensation
Commencing April 1, 2022, each nonemployee director receives the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

BOARD FORM OF CASH COMPENSATION	2022 ($)
Annual Retainer	160,000
Lead Director Annual Retainer	100,000
Audit Committee Chair Annual Retainer	30,000
Compensation Committee Chair Annual Retainer	20,000
Governance Committee Chair Annual Retainer	15,000
In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional cash compensation for their service as directors. We do not fund any type of retirement or pension plan for nonemployee directors.
Retainer Share Election Program
Starting in 2015, the Governance Committee recommended and the Board adopted a Nonemployee Director Retainer Share Election Program pursuant to which nonemployee directors may elect to receive in Cliffs common shares all or certain portions of their annual retainer and any other fees earned in cash. Election is voluntary and irrevocable for the applicable election period, and shares issued under this program must be held for at least six months from the issuance date. The number of shares received each quarter is calculated by dividing the value of the applicable quarterly cash retainer amount (or applicable portion thereof) by the closing market price of our common shares on the date of payment.
Equity Grants
During 2022, our nonemployee directors received restricted share awards under the Directors’ Plan. For 2022, nonemployee directors were granted a number of restricted shares with a value equal to $140,000, based on the closing price of the Company’s common shares on the NYSE on April 26, 2022. The restricted share awards issued under the Directors' Plan generally vest twelve months from the grant date. These grants were subject to any deferral election and made pursuant to the terms of the Directors’ Plan and an award agreement, effective on April 26, 2022.
Directors receive dividends, if any, on their restricted share awards and may elect to reinvest all cash dividends in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election are paid to the director without restriction.
Director Charitable Matching Donations Program
In addition to the cash payments and equity grants described above, in late 2021, we instituted a director charitable matching donations program available to all nonemployee directors. Under this program, the Foundation matches up to $1,500 of a director's charitable donations made during the fiscal year.
Share Ownership Guidelines
We have established Share Ownership Guidelines for our nonemployee directors and assess each director’s compliance with the guidelines on a quarterly basis. The Share Ownership Guidelines provide that each nonemployee director hold or acquire common shares of the Company having a market value equal to at least 6x the current annual retainer (for a current total of $960,000) within five years of becoming a director. As of December 31, 2022, all nonemployee directors were in compliance with the guidelines.
18 | CLF 2023 PROXY STATEMENT

DIRECTOR COMPENSATION
Deferrals
Our Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their awards that are denominated or payable solely in shares. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral account will be paid to the director in the form elected after such director’s termination of service, death or a change in control of Cliffs.
DIRECTOR COMPENSATION FOR 2022
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2022 all compensation earned by the individuals who served as our nonemployee directors at any time during 2022.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
J.T. Baldwin	183,500	139,998	—	323,498
R.P. Fisher, Jr.	155,000	139,998	—	294,998
W.K. Gerber	155,000	139,998	1,500	296,498
S.M. Green	155,000	139,998	—	294,998
R.S. Michael, III	169,250	139,998	1,500	310,748
J.L. Miller	155,000	139,998	—	294,998
G. Stoliar	155,000	139,998	—	294,998
D.C. Taylor	267,500	139,998	—	407,498
A.M. Yocum	155,000	139,998	—	294,998
(1)The amounts reported in this column reflect the aggregate cash dollar value of all earnings in 2022 for annual retainer fees and chair retainers.
(2)The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for the nonemployee directors’ restricted share awards granted during 2022, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ restricted share award of 5,271 shares on April 26, 2022 was $26.56 per share (approximately $140,000). Mr. Baldwin elected to defer all of his 2022 restricted share awards in the form of deferred shares under the Directors' Plan. As of December 31, 2022, the aggregate number of restricted shares or deferred shares subject to forfeiture held by each nonemployee director was as follows: Mr. Baldwin - 5,271; Mr. Fisher - 5,271; Mr. Gerber - 5,271; Ms. Green - 5,271; Mr. Michael - 5,271; Ms. Miller - 5,271; Mr. Stoliar - 5,271; Mr. Taylor - 5,271; and Ms. Yocum - 5,271. As of December 31, 2022, the aggregate number of deferred share units allocated to the deferred share account of Mr. Baldwin under the Directors' Plan was 50,217.
(3)The amounts in this column reflect matching contributions made to charitable organizations from the Foundation on behalf of the Director.

19 | CLF 2023 PROXY STATEMENT

PROPOSAL 1	ELECTION OF DIRECTORS

The Board has nominated the following individuals to serve until the next Annual Meeting of Shareholders or until their successors shall be elected: Lourenco Goncalves; Douglas C. Taylor; John T. Baldwin; Robert P. Fisher, Jr.; William K. Gerber; Susan M. Green; Ralph S. Michael, III; Janet L. Miller; Gabriel Stoliar; and Arlene M. Yocum. All of the director nominees named herein are independent under the NYSE director independence standards, except for Mr. Goncalves. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on April 27, 2022.
Each of the director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Board. Each such nominee has further consented to serve as a member of the Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.
The nominees for election to the Board have diversified professional experience in general management, steel manufacturing and processing, mining, metallurgical engineering, operations, finance and accounting, investment banking, labor, ESG, law and other fields. Celso Goncalves, our Executive Vice President, Chief Financial Officer, is the son of Lourenco Goncalves, our Chairman, President and CEO and a director nominee. There is no other family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on the Board is 66, ranging from ages 58 to 69. The average years of service of the nominees currently serving on the Board is 7.2 years, ranging from three years to over 15 years of service.
In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board), in an uncontested election, any director nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting for Election of Directors” on page 7. If cumulative voting rights are in effect for the election of directors, which we currently do not anticipate to be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold.
20 | CLF 2023 PROXY STATEMENT

DIRECTOR NOMINEE SKILLS AND EXPERIENCE
Our director nominees embody the knowledge, skills and experience necessary to fulfill the Board’s core duties and responsibilities under our Corporate Governance Guidelines. These areas of expertise align with our strategic direction and reflect a diversity of skills, experiences and other characteristics that facilitate the Board’s oversight of the Company’s business activities. Among other considerations described in our Corporate Governance Guidelines, the Governance Committee incorporates these factors into its evaluations of current directors’ performance as well as its assessments of prospective candidates’ qualifications for future Board service. While our director nominees for 2023 exemplify the key skills and expertise shown below, they also have been selected for their professional integrity, high ethical standards, exceptional judgment and commitment to the Company’s long-term best interests.

Director Nominee Highlights (including our CEO)

Average tenure of 7.2 years	Three Women (30%)	90% Independent

Average age of Directors is 66	Highly qualified Directors with a diversity of skills and experiences that aligns with our long-term strategy

30% Ethnically Diverse		Four New Directors joined the Board in the last four years

☑	THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ON THE FOLLOWING PAGES.
21 | CLF 2023 PROXY STATEMENT

INFORMATION CONCERNING DIRECTOR NOMINEES

LOURENCO GONCALVES
Age: 65
Director since 2014
Other Current Directorships:
American Iron and Steel Institute (since 2014)
Former Public Directorships:
Ascometal SAS (2011 - 2014)
Metals USA Holdings Corp. (2006 - 2013)
Metals USA Inc. (2003 - 2006)
Specific qualifications, experience, skills and expertise: ■More than 40 years of experience in the metals and mining industries ■Extensive board experience in the United States and abroad
Chairman of the Board, President and Chief Executive Officer of the Company since August 2014; Chairman, President and Chief Executive Officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals from May 2006 through April 2013; President, Chief Executive Officer and a director of Metals USA Inc. from February 2003 through April 2006. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003. Mr. Goncalves earned a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil and a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil. Mr. Goncalves is a Distinguished Member and Fellow of the Association for Iron & Steel Technology (AIST). In 2021, Mr. Goncalves was awarded the "Steelmaker of the Year" award by the AIST and the "CEO/Chairperson of the Year" Global Metals Award by S&P Global Platts.

DOUGLAS C. TAYLOR Age: 58 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Sapphire Industrials Corp. (2008 - 2010)	Specific qualifications, experience, skills and expertise: ■Extensive financial and strategic advisory investment experience, including advising public companies
Lead Director of the Board since August 2014. Former Managing Partner of Casablanca Capital LP, a hedge fund, from 2010 to 2016; Managing Director at Lazard Freres, a leading financial advisory and asset management firm, from 2002 to 2010; Chief Financial Officer and director at Sapphire Industrials Corp. from 2008 to 2010. Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs.

JOHN T. BALDWIN Age: 66 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Metals USA Holdings Corp. (2006 - 2013) The Genlyte Group Incorporated (2003 - 2008)
Specific qualifications, experience, skills and expertise:
■Former Audit Committee Chair of Metals USA Holdings Corp.
■Former Audit Committee Chair of The Genlyte Group Incorporated
■Retired Chief Financial Officer with over 25 years of increasing financial responsibility
■Broad experience structuring and negotiating complicated financial transactions

Former Director and Chair of the Audit Committee of Metals USA Holdings Corp., a provider of a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals and building products markets, from January 2006 to April 2013; Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation from 2003 to 2005. Mr. Baldwin holds a Bachelor of Science degree from the University of Houston and a J.D. from the University of Texas School of Law.

22 | CLF 2023 PROXY STATEMENT

ROBERT P. FISHER, JR. Age: 68 Director since 2014 Other Current Public Directorships: None Former Public Directorships: CML Healthcare, Inc. (2010 - 2013)
Specific qualifications, experience, skills and expertise:
■Vast experience in the investment and finance industries, which included advising the boards of numerous public companies
■Formerly served on the Audit Committee, the Nominating and Corporate Governance Committee, and as chair of the Human Resources Committee of CML Healthcare, Inc.

President and Chief Executive Officer of George F. Fisher, Inc., a private investment company that manages a portfolio of public and private investments, since 2002. Mr. Fisher served in various positions with Goldman, Sachs & Co., a global investment banking firm, from 1982 until 2001, eventually serving as Managing Director and head of its Canadian Corporate Finance and Canadian Investment Banking units for eight years and then as head of Goldman Sachs Investment Banking Mining Group. During Mr. Fisher's tenure at Goldman, Sachs & Co., he worked extensively with many of the leading North American metals and mining companies, and also served as the head of Goldman's Investment Banking Mining Group. Mr. Fisher holds a Bachelor of Arts degree from Dartmouth College and a Master of Arts degree in Law and Diplomacy from Tufts University.

WILLIAM K. GERBER
Age: 69
Director since 2020
Other Current Public Directorships:
Wolverine World Wide, Inc. (since 2008)
Former Public Directorships:
AK Steel Holding Corporation (2007 - 2020)
Kaydon Corporation (2007 - 2013)

Specific qualifications, experience, skills and expertise:
■Broad and keen understanding of complex financial and accounting matters
■Current member of the Audit and Compensation Committees of Wolverine World Wide, Inc.
■Served as the former Audit Committee chair for each of AK Steel Holding Corporation, Kaydon Corporation and Wolverine World Wide, Inc.

Managing Director of Cabrillo Point Capital LLC, a private investment fund, since 2007. Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a global staffing solutions company, from 1998 to 2007; Vice President-Finance from 1993 to 1998 and Vice President-Corporate Controller from 1987 to 1993 of L Brands Inc. (f/k/a The Limited Brands Inc.). Mr. Gerber received his Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Harvard Graduate School of Business Administration.

SUSAN M. GREEN Age: 63 Director since 2007 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
■Experienced law and policy advocate in the public and private sectors
■Served as both a labor organizer and as an attorney representing employees, labor unions and employee benefit plans
■Brings her diverse experiences as a labor attorney and an alternative point of view to the Board

Former Deputy General Counsel, U.S. Congress Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, from November 2007 through September 2013. Prior to that position, Ms. Green held several appointments in the U.S. Department of Labor during the Administration of President Bill Clinton (1999-2001), and served as Chief Labor Counsel for then-Senator Edward M. Kennedy (1996-1999). Ms. Green was originally proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement. Ms. Green received her J.D. from Yale Law School and an A.B. from Harvard College.

23 | CLF 2023 PROXY STATEMENT

RALPH S. MICHAEL, III
Age: 68
Director since 2020
Other Current Public Directorships:
Arlington Asset Investment Corporation (since 2006)
Former Public Directorships:
AK Steel Holding Corporation (2007 - 2020)
Key Energy Services Inc. (2003 - 2016)
FBR & Co. (2006 - 2013)

Specific qualifications, experience, skills and expertise:
■Provides valuable insights on a variety of board oversight matters, including complex banking and financial issues
■Experience and knowledge from service on other public company boards, including capital markets and finance matters as a former director and Audit Committee member of FBR & Co. and energy-related issues as a former Lead Director of Key Energy Services Inc.
■Steel-related experience as a former member of the Board and former non-executive Chairman of AK Steel Holding Corporation

Chairman, Fifth Third Bank, Greater Cincinnati Region, since 2018. Executive Vice President of Fifth Third Bank since 2010. President and Chief Operating Officer of the Ohio Casualty Insurance Company from 2005 until its sale in 2007; Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and Executive Vice President and Manager of Private Asset Management for U.S. Bank, from 2004 to 2005; President of U.S. Bank Oregon from 2003 to 2005; Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing, from 2001 to 2002; Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001. Mr. Michael received his Bachelor of Arts degree in Economics from Stanford University and his Master of Business Administration degree from the University of California at Los Angeles (UCLA) Graduate School of Management.

JANET L. MILLER Age: 69 Director since 2019 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
■Extensive advisory experience on governance, internal audit, legal and enterprise risk management
■Active leader on numerous civic and nonprofit boards, including work on several governance, finance and executive committees

Former Chief Legal Officer and Corporate Secretary of University Hospitals, from 2001 to 2019, a nationally ranked health care system headquartered in Cleveland, Ohio, with annual revenues in excess of $4 billion. As Chief Legal Officer and Corporate Secretary, Ms. Miller advised the University Hospitals parent organization, as well as its many subsidiaries, on governance, internal audit, legal and enterprise risk matters. She has served on several hospital boards and on the board of Western Reserve Assurance Co., Ltd., SPA, a captive insurer. Prior to joining University Hospitals in 2001, Ms. Miller was a partner in the Cleveland office of Jones Day and also served as the Cleveland Office Administrative Partner for Financial Matters. Ms. Miller received her undergraduate degree in Business Administration with a focus in Accounting from the University of Michigan and her J.D. from the University of Notre Dame.

24 | CLF 2023 PROXY STATEMENT

GABRIEL STOLIAR Age: 69 Director since 2014 Other Current Public Directorships: Tupy S.A. (since 2009) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ■Vast experience in and relating to the metals and mining industries ■Extensive experience serving on various boards of directors
Partner of Studio Investimentos, an asset management firm focused on Brazilian equities, since 2009; member of the board of directors of Tupy S.A., a foundry and casting company, since 2009; board of directors of LogZ Logistica Brasil S.A., a ports logistic company, from 2011 to 2018; Chief Financial Officer and Head of Investor Relations and subsequently Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 to 2008. Mr. Stoliar holds a Bachelor of Science degree in Production Engineering from the Universidade Federal do Rio de Janeiro, a post-graduate degree in Production Engineering with a focus in Industrial Projects and Transportation from the Universidade Federal do Rio de Janeiro and an Executive MBA from PDG-SDE/RJ.

ARLENE M. YOCUM
Age: 65
Director since 2020
Other Current Public Directorships:
None
Former Public Directorships:
AK Steel Holding Corporation (2017 - 2020)
Hamilton Lane Alliance Holdings I, Inc.
  (2020 - 2022)
Key Energy Services Inc. (2007 - 2016)

Specific qualifications, experience, skills and expertise:
■Possesses extensive business and management experience, drawing from Ms. Yocum's distinguished career in the financial services industry and from her prior service on other public company boards
■Former chair of the Audit Committee of Hamilton Lane Alliance Holdings I, Inc.; former member of the Audit Committee and Management & Development Committee of AK Steel Holding Corporation; and former chair of the Audit Committee of Key Energy Services Inc.

Former Executive Vice President and Managing Executive of PNC Bank's Asset Management, from 2003 to 2016. Ms. Yocum held key leadership roles in PNC's investment management and wealth management businesses, including P&L responsibility for several business units and strategic planning roles. Ms. Yocum's experience also includes regulatory, risk management and compliance matters. Since August 2019, Ms. Yocum serves on the board of Glenmede Trust Company, NA, where she is chair of the Audit Committee and a member of the Nominating Committee. Ms. Yocum received her B.A. degree in Economics and Political Science from Dickinson College and her J.D. from Villanova School of Law.

25 | CLF 2023 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on our records, review of SEC filings, representations by such persons and other information, we believe that, except as otherwise noted below, all such filing requirements applicable to our directors, executive officers and greater than 10% shareholders with respect to our equity securities were complied with for the year ended December 31, 2022: on May 6, 2022, one Form 4 for each of Ralph S. Michael, III, Janet L. Miller, Gabriel Stoliar, Douglas C. Taylor and Arlene M. Yocum, each reporting one transaction related to the grant of director restricted share awards on April 26, 2022, was filed late due to technical filing difficulties.
26 | CLF 2023 PROXY STATEMENT

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of our common shares that, as of March 20, 2023 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each of the directors named in this proxy statement, our CEO, CFO and the other NEOs as identified in the SCT, individually, and collectively by each of our current directors and executive officers as a group, and by any person or “group” (as the term is used in the Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent or more of our outstanding common shares. None of our common shares owned by our directors or executive officers are pledged as security.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP" (1)
	BENEFICIAL OWNERSHIP (2)	INVESTMENT POWER		VOTING POWER		PERCENT OF CLASS (3)
		SOLE	SHARED	SOLE	SHARED
Directors
John T. Baldwin	113,727	113,727	—	113,727	—	—
Robert P. Fisher, Jr.	187,243	187,243	—	187,243	—	—
William K. Gerber	128,145	128,145	—	128,145	—	—
Susan M. Green	87,353	87,353	—	87,353	—	—
Ralph S. Michael, III	152,407	152,407	—	152,407	—	—
Janet L. Miller	81,969	81,969	—	81,969	—	—
Gabriel Stoliar	238,074	238,074	—	238,074	—	—
Douglas C. Taylor	118,469	118,469	—	118,469	—	—
Arlene M. Yocum	81,954	81,954	—	81,954	—	—
Named Executive Officers
Lourenco Goncalves	4,960,913	4,960,913	—	4,960,913	—	—
Celso L. Goncalves Jr.	114,170	114,170	—	114,170	—	—
Clifford T. Smith	562,207	562,207	—	562,207	—	—
Keith A. Koci	248,706	248,706	—	248,706	—	—
James D. Graham	392,948	392,948	—	392,948	—	—
Maurice D. Harapiak (4)	360,875	360,875	—	360,875	—	—
All Current Directors and Executive Officers as a group (17 Persons)	8,071,463	8,071,463	—	8,071,463	—	1.57
Other Persons
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	54,411,677	54,411,677	—	52,006,492	—	10.56
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	50,252,165	49,630,693	621,472	—	284,141	9.76
(1)Under SEC rules, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors and executive officers and filings made with the SEC or furnished to us by any shareholder.
(2)Amounts reported in this column include shares subject to options that are currently exercisable or exercisable within 60 days of March 20, 2023, as follows: 187,136 shares for Mr. Goncalves; 27,430 shares for Mr. Smith; 24,154 shares for Mr. Graham; and 27,430 shares for all other executive officers as a group.
(3)Less than one percent, except as otherwise indicated.
(4)Mr. Harapiak, previously Executive Vice President, Human Resources & Chief Administration Officer, separated from Cliffs in April 2022. The information for Mr. Harapiak is based on his direct ownership as of April 22, 2022, which was the last date such information was available to Cliffs and may not reflect current beneficial ownership as of March 20, 2023.
(5)BlackRock, Inc. reported its ownership on Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2023.
(6)The Vanguard Group reported its ownership on Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2023.

27 | CLF 2023 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2022 regarding securities to be issued pursuant to outstanding stock options, restricted stock units and performance-based awards and securities remaining available for issuance under our equity plans. Each of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the "A&R 2012 Incentive Equity Plan"), the Amended and Restated Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the "A&R 2015 Equity Plan"), the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan (the "2021 Equity Plan"), and the Directors' Plan were approved by our shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity Compensation Plans Approved by Security Holders	8,201,975	(1)	$10.39	(2)	26,057,523	(3)
Equity Compensation Plans Not Approved by Security Holders	—		__		—
Total	8,201,975				26,057,523
(1)    Includes the following securities to be issued upon exercise or vesting of:
•5,113,508 performance shares from the 2021 Equity Plan and the A&R 2015 Equity Plan, which assumes a maximum payout of 200% upon meeting certain performance targets (as a result, this aggregate reported number may overstate actual dilution);
•2,389,375 restricted stock units for employees under the 2021 Equity Plan and the A&R 2015 Equity Plan and 50,217 deferred shares under the Directors' Plan; and
•648,875 stock options that are outstanding as of December 31, 2022.
The A&R 2015 Equity Plan uses a fungible share pool under which each share issued pursuant to an option or stock appreciation right ("SAR") reduces the number of shares available by one share, and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. This aggregated reported number reflects the actual number of shares that would be issued in settlement of these awards and does not reflect the fungible impact on the A&R 2015 Equity Plan if these awards were earned in total, which impact would be 11,292,219 shares.
(2)    Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)    Includes the following securities:
•25,344,467 common shares remaining available under the 2021 Equity Plan that may be issued in respect of stock options, SARs, restricted shares, restricted stock units, deferred shares, performance shares, performance units, retention units, and dividends or dividend equivalents; and
•713,056 common shares remaining available under the Directors’ Plan that may be issued in respect of restricted shares, restricted stock units, deferred shares and other awards that may be denominated or payable in, valued by reference to or based on common shares or factors that may influence the value of the common shares.

28 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
This CD&A explains our executive compensation programs for 2022 for the following individuals, all of whom were deemed to be NEOs during the 2022 fiscal year.

OUR NEOs FOR 2022:
Lourenco Goncalves	Chairman, President and CEO
Celso L. Goncalves Jr.	Executive Vice President, CFO
Clifford T. Smith	Executive Vice President & President, Cleveland-Cliffs Steel
Keith A. Koci	Executive Vice President & President, Cleveland-Cliffs Services
James D. Graham	Executive Vice President, Human Resources, Chief Legal and Administrative Officer & Secretary
Maurice D. Harapiak (1)	Former Executive Vice President, Human Resources & Chief Administration Officer
(1) Mr. Harapiak separated from Cliffs on April 22, 2022.
Our CD&A and the related compensation tables and narratives cover our NEOs for 2022 and analyze a variety of compensation decisions and actions. The following discussion focuses primarily on compensation actions taken and decisions made during our 2022 fiscal year, but also may contain information regarding compensation actions taken and decisions made either before or after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. The CD&A includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2022 and provides analysis of these policies and decisions. The discussion gives context for, and should be read together with, the data presented in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.
29 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Our Business
We are the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, we are also the largest manufacturer of iron ore pellets in North America. We are vertically integrated from mined raw materials, direct reduced iron, and ferrous scrap to primary steelmaking and downstream finishing, stamping, tooling and tubing. We are the largest supplier of steel to the automotive industry in North America and serve a diverse range of other markets due to our comprehensive offering of flat-rolled steel products. Headquartered in Cleveland, Ohio, we employ approximately 27,000 people across our operations in the United States and Canada.
Highlights
In 2022, we celebrated our 175th year as a company. In this milestone anniversary year, we generated record revenue of $23 billion, primarily as a result of favorable renewals of our fixed price contracts and the full-year impact of the FPT acquisition. We achieved full-year net income of $1.4 billion and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") of $3.2 billion, which were each the second highest in Company history, only exceeded by 2021. This continued strong profitability is clearly a result of the bold and transformational acquisitions that we completed in 2020.
Our balance sheet has been top of mind for investors since the completion of our acquisitions two years ago. In 2022, we made the most significant progress to date on creating value through liability reduction. First, we reduced our net pension and OPEB liabilities by a total of $2.1 billion, primarily as a result of negotiating lower premiums on retiree healthcare plans. Over the past two years, we have reduced this net liability by $3.4 billion, from $4.2 billion at the end of 2020 to $813 million at the end of 2022.
In addition, we reduced the amount of outstanding debt on our balance sheet by $1.1 billion, using the majority of our free cash flow for this purpose. With a significantly healthier balance sheet, we have much more flexibility when navigating through cyclical downturns, as well as more capacity to return capital to shareholders. During 2022, we returned $240 million in capital to shareholders through our share repurchase program, and we expect a healthy level of shareholder returns to continue.
We also saw our average selling prices for steel increase by almost $200 per ton compared to the prior year, despite index steel prices declining roughly $600 per ton. This was a result of the improved fixed price contracts we put in place, largely with our automotive customers. We expect that this momentum will continue into 2023, as we have solidified our leadership position in this end market.
During 2022, we further cemented our relationship with our unionized workforce. We view our relationships with the USW and other unions as partnerships and feel that a strong workforce is critical to our present and future competitiveness. During 2022, we successfully negotiated multi-year labor agreements that cover over 15,000 represented employees, which will allow us to share in future success together.
In 2022, we reinvested in our facilities and equipment to maintain and improve the quality and reliability of our supply to the automotive industry, as well as other end markets. The necessary resources that we have invested in our footprint are expected to keep our assets at an automotive-grade quality for years to come. With our major maintenance and repair initiatives completed, we now have a revamped operational footprint with industry-low capital expenditure needs.
Throughout 2022, we were able to take advantage of our unique vertically-integrated business model. The ongoing conflict between Russia and Ukraine forced competitors to scramble for materials in 2022, as two-thirds of U.S. imports of pig iron, a critical raw material for flat-rolled EAFs, has historically been sourced from Russia and Ukraine. We, on the other hand, produce our pig iron and liquid steel entirely in the U.S., supported by our internally-sourced iron ore and HBI and supplemented with internally-sourced scrap.
We take our commitment to operating our business in an environmentally responsible manner seriously. Throughout 2022, we made continued progress toward our goal of reducing GHG emissions with our optimal utilization of HBI and scrap throughout our facilities, as well as more efficient power generation through recycling of off-gases at certain facilities. Additionally, we have started forming partnerships to develop alternative energy sources – such as wind, solar and hydrogen – which will benefit our own environmental footprint while combating the global impacts of climate change.
Our Company leadership, including our CEO, Lourenco Goncalves, has strong belief in the Company's foundation and future. This is exemplified when comparing ownership of the Company's common shares to peer companies. Mr. Goncalves has achieved nearly 48 times share ownership compared to base salary, reflecting not only share awards, but significant after-tax open-market purchases as well, demonstrating further alignment with long-term shareholder interests. His share ownership currently represents approximately 1% of Company outstanding shares, which is significantly above the average of certain peer company chief executive officers.
Reconciliations for Adjusted EBITDA can be found in Annex A to this proxy statement.

30 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

REVENUE (IN MILLIONS)

$1,555
$1,866
$2,332
$1,990
$5,354
$20,444
$22,989
2016
2017
2018
2019
2020
2021
2022

ADJUSTED EBITDA (IN MILLIONS)

$251
$459
$767
$525
$353
$5,277
$3,169
2016
2017
2018
2019
2020
2021
2022

31 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMBINED NET PENSION/OPEB LIABILITIES AND NET DEBT (IN MILLIONS)

$9,631
$9,226
$9,155
$8,062
$7,777
$7,323
$6,914
$5,036
5,624
5,295
5,308
5,190
4,993
4,621
4,419
4,223
4,007
3,931
3,847
2,872
2,784
2,702
2,495
813
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Pension/OPEB
Net Debt

We view our share performance for the three-year time period as a clear illustration of the market’s appreciation of our strategic direction and execution. The below chart illustrates our share performance (CLF) as compared to the share performance of the S&P 500 (S&P) and SPDR S&P Metals & Mining ETF (XME) for that same three-year time period.

3-YEAR SHARE PERFORMANCE VS. XME AND S&P 500

Company	Price Change
Cleveland-Cliffs	**106%**
XME	71%
S&P 500	18%

Percentage Change
CLF 106%
XME 71%
S&P 18%
Dec-19
Jun-20
Dec-20
Jun-21
Dec-21
Jun-22
Dec-22

Note: Share price as of 12/31/22

32 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Shareholder Engagement
Highlights
•Compensation Committee made significant changes to compensation practices during 2022 to align with shareholder feedback;
•Contacted our top 25 shareholders, representing over 43% of our outstanding shares, specifically to request feedback and engagement (approximately 58% of the votes cast at our 2022 annual meeting);
•Met with proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”); and
•Made directors available to shareholders and proxy advisory firms, with our Lead Director and Chair of our Compensation Committee participating in multiple engagement meetings.
We are committed to ensuring that our investors fully understand our executive compensation program. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing this program. Cliffs maintains open communications with the investment community. The feedback from our shareholder engagement efforts indicated that our overall compensation structure is generally aligned with shareholders’ interests, and the areas in which we received scrutiny were all addressed and rectified over the past year.
At the Compensation Committee’s direction in 2022, we reached out to shareholders to solicit their feedback on our executive compensation program, as well as our strategy and performance, corporate governance, sustainability and other topics. Specifically, we reached out to our top 25 shareholders, representing approximately 43% of our outstanding common shares (approximately 58% of the votes cast at our 2022 annual meeting), and engaged with each shareholder that accepted our proposal. In addition, we reached out to Glass Lewis and ISS, the two largest proxy advisory firms that advise regarding shareholder votes, representing more than 90% of the market for proxy advisory services, to engage in conversations on our executive compensation program. Members of our senior management team, and in certain cases our independent Lead Director and Chair of our Compensation Committee, met separately with each of these shareholders that accepted our invitation and each of these proxy advisory firms during late 2022 and early 2023. During our meetings, we provided an open forum to each shareholder and advisory firm to discuss and comment on any aspects of our executive compensation program and relayed this feedback to our Board. These meetings provided the Compensation Committee and our Board with further insights into the perspectives of our shareholders and other stakeholders on our executive compensation program.
This targeted engagement effort supplemented the regular ongoing communications between our management and shareholders. During 2022, members of our senior management team participated from time to time in over 800 shareholder meetings and attended or hosted over 20 in-person conferences or on-site facility tours with shareholders.
Say-on-Pay Response
In 2022, we received approximately 63% support on Say-on-Pay, up significantly from 26% in 2021. Each year, when designing the incentive portions of the next year’s executive compensation program, the Compensation Committee takes into account these voting results, plus feedback from our shareholder engagement efforts and advice from the Compensation Committee’s independent consultant. This feedback is vigorously debated and evaluated among the Compensation Committee members and its independent consultant. After carefully reviewing the results of the recent Say-on-Pay votes and feedback from shareholder outreach activities, the Compensation Committee made significant changes to its practices to further align with such shareholder feedback. While the Compensation Committee believes the overall executive compensation program is working as intended, the Compensation Committee demonstrated meaningful responsiveness to shareholder feedback when designing and implementing the compensation plan for 2022. Below is a summary of shareholder feedback we heard and how we responded.
Highlights
•The 2022 Adjusted EBITDA target was set at $4.5 billion, nearly three times the 2021 target of $1.6 billion, which resulted in a 2022 Executive Management Performance Incentive ("EMPI") payout significantly lower than target due to unforeseen steel market challenges in 2022;
•Despite the second-best year of profitability in Company history, awarded a lower EMPI payout percentage than in the prior 10 years due to the targets set at the beginning of the calendar year;
•Did not award any one-time discretionary payments to executives, as no extraordinary circumstances occurred; and
•Strategic initiatives were paid out significantly lower than historical levels, which is a reflection of a more challenging year after such outstanding results in 2021.

33 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE HEARD...	HOW WE RESPONDED...

Shareholders questioned the use of one-time discretionary awards to executives.	✓	There were no one-time discretionary awards paid out as part of the 2022 compensation program. The Compensation Committee acknowledges that special discretionary awards are tools that should be used only in extraordinary circumstances, and the Compensation Committee has made a commitment to not make special discretionary awards to executive officers except in extraordinary circumstances where the compensation objectives cannot be addressed through our annual compensation program.
Shareholders questioned the rigor in setting financial targets for the short-term plan.	✓	The Compensation Committee consistently sets rigorous financial targets based on the best information available. Accordingly, the Compensation Committee set an aggressive financial target for the 2022 short-term plan, increasing our Adjusted EBITDA target to $4.5 billion, nearly three times the 2021 target of $1.6 billion. We did not meet this rigorous financial target, and the financial metric portion of the short-term plan paid out significantly lower than target level.
Shareholders questioned the evaluation of the strategic initiatives portion of the short-term plan.	✓	The strategic initiatives portion of the short-term incentive plan reflects the cyclical nature of the steel business and prioritizes important Company objectives that are not fully captured in the financial targets. For 2022, following Compensation Committee evaluation, this metric paid out significantly lower than historical levels, even though we achieved all strategic initiatives as well as additional initiatives deemed significant by the Compensation Committee to advancing the Company.
Shareholders expressed the necessity to retain Chairman, President and CEO, Lourenco Goncalves.	✓
Our shareholders have consistently expressed their view that Mr. Goncalves is critical to the long-term success of the Company and that his retention needs to be a top priority of the Compensation Committee. The Board also views Mr. Goncalves as a uniquely talented CEO and recognizes the importance of retaining him for the long term. As such, the Compensation Committee has put together a compensation package that it believes will incentivize Mr. Goncalves to remain in his current role at Cleveland-Cliffs. Under the leadership of Mr. Goncalves, the Company has experienced a complete turnaround, going from of a regional iron ore mining company in financial distress to the largest flat-rolled steel producer in North America. Our share performance under his leadership has also dramatically outperformed our peer group over the long term.

34 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES
Executive Compensation Program
The NEOs' compensation program consists of three primary elements: base salary, annual incentive and long-term incentive. Our 2022 compensation components are detailed below:

	BASE SALARY	ANNUAL INCENTIVE	LONG-TERM INCENTIVE
			PERFORMANCE CASH	PERFORMANCE SHARES	RESTRICTED STOCK UNITS
Primary Objective	Attraction and retention	Motivate the achievement of short-term strategic and financial objectives	Attraction and retention as well as promotion of long-term strategic and financial objectives
Who Receives	All NEOs		All NEOs
Timing	Reviewed annually	Granted and paid annually	Granted annually
Form of Delivery	Cash		Cash	Shares
Performance Type	Short-term emphasis		Long-term emphasis
Performance Period	Ongoing	1 year	3 years		N/A
How Payout Is Determined	Compensation Committee judgment, with executive compensation consultant input	Formulaic and Compensation Committee judgment	Formulaic, approved by Compensation Committee		3-year continued employment with Cliffs
Performance Measures	N/A	Company and individual performance factors	Relative total shareholder return ("TSR")		N/A
The Compensation Committee designed our executive compensation program to help attract, motivate, reward and retain high-performing executives. The goal was to align pay with Cliffs’ performance in the short term, through variable cash compensation based on measures of financial performance and operational and strategic excellence, as well as over the long term, through stock-based and cash-based incentives. Our compensation philosophy was to place a significant portion of compensation at risk based on our performance and increase the portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.
Our guiding compensation principles, as established by the Compensation Committee for 2022, were as follows:
•Align short-term and long-term incentives with results delivered to shareholders;
•Be transparent, ensuring that executives and shareholders understand our executive compensation program, including the objectives, mechanics, and compensation levels and opportunities provided;
•Design incentive plans that focus on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative TSR, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
•Provide competitive compensation elements over the short term (base salary) and long term (equity and retirement benefits) to encourage long-term retention of our key executives; and
•Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).
35 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Pay for Performance Compensation Mix
Pay for performance is a key feature in Cliffs' compensation philosophy. An essential principle of our compensation program is to tie compensation to the achievement of specific financial and performance goals that further our business strategies and reward actual performance. As such, a significant portion of our NEOs' compensation is conditioned on the achievement of challenging performance goals and, therefore, is at risk. The Company uses a three-year performance measurement period for all awards other than those under the annual incentive program to emphasize performance over a longer period of time and to mitigate compensation risk.

COMPENSATION TYPE		PAY ELEMENT	WHY WE PAY THIS ELEMENT
Fixed Pay	Cash Compensation	Base Salary	■Provides stable income and compensation for day-to-day responsibilities.
At Risk		Annual Incentive	■Motivate and reward executives for performance on key strategic, operational and financial measures during the year.
	Equity Compensation	Performance Cash and Shares	■Motivate and reward executives for performance on a key long-term performance metric. ■Align the interests of executives with long-term shareholder value. ■Retain executives.
		Restricted Stock Units	■Align the interests of executives with long-term shareholder value. ■Retain executives.
We believe that paying a significantly larger percentage of total compensation to our NEOs in performance-based cash and equity incentive awards advances our pay-for-performance compensation philosophy. The following charts depict for Mr. Goncalves, our CEO, and for all our NEOs together, the split between (i) compensation tied to the achievement of performance goals, consisting of performance-based cash, performance-based shares and annual cash incentive awards, and (ii) compensation not tied to performance goals, consisting of base salary. The following percentage amounts reflect performance-based cash, performance-based shares, restricted stock units and annual cash incentive awards that would have been paid assuming target achievement for 2022.

36 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2022 CEO Compensation

Base Salary
11%
Restricted Stock Units
19%
Annual Incentive
21%
Performance Shares
28%
Performance Cash
21%
At Risk 89%

2022 NEO Compensation

Base Salary
16%
Restricted Stock Units
19%
Annual Incentive
17%
Performance Shares
28%
Performance Cash
20%
At Risk 84%

37 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Best Compensation Governance Practices
The Compensation Committee and management review the compensation and benefit programs for our NEOs to align the programs with our philosophy and objectives. Accordingly, the Company has adopted the following key policies and practices over the last several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

WHAT WE DO...

✓	Set incentive award metrics that are objective and tie to Company performance
✓	Provide a considerable proportion of NEO compensation in the form of performance-based compensation
✓	Include caps on individual payouts in incentive plans
✓	Use double-trigger vesting in connection with a change in control with respect to our long-term equity awards
✓	Maintain an incentive compensation clawback policy
✓	Set significant share ownership guidelines for our NEOs
✓	Regularly engage with shareholders to discuss governance and executive compensation
✓	Conduct an annual Say-on-Pay advisory vote
✓	Conduct annual compensation-related risk reviews
✓	Maintain an insider trading policy that prohibits any officer from hedging or pledging Company securities
✓	Retain an independent executive compensation consultant to advise the Compensation Committee, which is composed entirely of independent directors
WHAT WE DON'T DO...

X	We don't allow highly leveraged incentive plans that encourage excessive risk taking
X	We don't offer employment agreements for executive officers
X	We don't permit repricing or backdating of stock options
X	We don't pay tax "gross-ups" on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits
X	We don't provide service credits for prior employment related to the Supplemental Executive Retirement Plan (the "SERP") benefit
38 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DEVELOPMENT AND OVERSIGHT OF EXECUTIVE COMPENSATION
Compensation Setting Process
The Compensation Committee uses a multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below describes and summarizes the analyses involved in this process:

PROCESS STEP / ANALYSIS	RESPONSIBILITY	PURPOSE	CONDUCTED

REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PROGRAMS	■Compensation Committee ■Executive Management	Aligning incentive compensation with business plans	December – February
INDIVIDUAL PERFORMANCE ASSESSMENTS	■Board of Directors ■Compensation Committee ■Executive Management	Evaluating individual performance of CEO and executive management	December – February
COMPANY ACHIEVEMENT OF PERFORMANCE GOALS	■Compensation Committee ■ Executive Management	Determining award payments based on Company performance in completed performance periods	January – February
ASSESSMENT OF COMPENSATION RISK PROGRAMS	■Compensation Committee	Determining if risks related to the Company’s incentive compensation plans are appropriately mitigated such that there is no reasonable likelihood of a material adverse impact on the Company	October
COMPENSATION COMPARATOR GROUP REVIEW	■Compensation Committee	To be used as an input to design short- and long-term pay programs and determine base salary ranges to assess the competitiveness of total direct compensation awarded to executives	October
YEAR-TO-DATE PERFORMANCE REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PLANS	■Compensation Committee ■Executive Management	Evaluating the performance of the incentive programs that were established in February	Ongoing
SHAREHOLDER OUTREACH	■Compensation Committee ■Executive Management	Obtaining shareholder feedback on concerns and questions relating to compensation program design and performance	Ongoing
SHARE OWNERSHIP REQUIREMENTS	■Compensation Committee	To ensure that executive management has a meaningful direct ownership stake in Cliffs and that the interests of executives are aligned with shareholders	Ongoing
During the first quarter of the year, the Compensation Committee reviews our year-end financial results and, based on its evaluation of our achievement of the predefined financial and strategic performance goals and objectives, determines payouts for the awards from the previous plan year. Also during the first quarter of each fiscal year, the Compensation Committee authorizes compensation programs for the current year and establishes specific financial and strategic performance goals for relevant performance periods.
The Role of the Compensation Committee
The Compensation Committee establishes our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:
Oversight of Compensation Policies and Programs
•Oversee development and implementation of our compensation policies and programs for executive officers;
•Ensure that the criteria for awards under the EMPI Plan and the Long-Term Incentive ("LTI") Program are appropriately related to our strategic plan and operating performance objectives; and
•Make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of Cliffs participates.
Review of Executive Officer Performance and Approval of Compensation
•At least annually, evaluate the performance of the executive officers and determine and approve such executive officers’ compensation levels, except for the CEO;
•Approve the compensation level of the CEO, subject to ratification by the independent members of the Board;
•Determine and measure achievement of corporate and individual goals and objectives for the executive officers under our incentive compensation plans; and
•Approve equity-based awards granted to employees.
39 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Review of Employment and Severance Plans; Assistance in Succession Planning; Review of Candidates
•Review and recommend to the Board candidates for election as executive officers, and review and approve offers of employment with such officers;
•Review and approve severance or retention plans and any severance or other termination payments proposed to be made to executive officers; and
•Assist the Board with respect to management development and succession planning.
The Role of the Executive Management
The following describes the role of the executive officers in 2022 in the compensation process:
•Proposed performance measures and levels for our annual and long-term incentive programs after reviewing our operational forecasts, key economic indicators affecting our businesses, historical performance, recent trends and our strategic plans;
•Proposed performance measures that they believed to be most important and meaningful to the achievement of our strategic goals; and
•Proposed what they believed to be the appropriate weighting for each factor in the calculation of overall incentive awards and threshold, target and maximum payout levels appropriate for each of the performance measures we chose.
The Compensation Committee, with the advice of its independent executive compensation consultant described below, reviews the proposed performance measures and weightings each December. At subsequent meetings in January and February, the Compensation Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each type of incentive award. The Compensation Committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise assist with the consultant’s analyses. However, the Compensation Committee does not delegate any of its decision-making authority to executive officers or other members of management.
The Role of the Executive Compensation Consultant
The Compensation Committee initially engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") as its independent executive compensation consultant in 2014 and reviews the engagement on an annual basis. The executive compensation consultant reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee retained the executive compensation consultant directly, although in carrying out its assignments, the executive compensation consultant also interacted with management when necessary and appropriate. Specifically, members of management interacted with the executive compensation consultant to provide compensation and performance data for individual executives and the Company. In addition, the executive compensation consultant, in its discretion, sought input and feedback from our CEO and other members of management regarding its work product prior to presenting such work product to the Compensation Committee to confirm the work product’s alignment with our business strategy, determine what additional data needed to be gathered, or identify other issues.
The executive compensation consultant's work for the Compensation Committee with respect to 2022 compensation decisions included:
•Commenting on the competitiveness of our executive compensation program;
•Advising on compensation program design and structure;
•Reviewing the relationship between executive compensation and Company performance;
•Assisting in the preparation of our proxy statement;
•Conducting the annual risk assessment to confirm that metrics and initiatives are appropriate to drive high performance without encouraging undue risk-taking;
•Identifying a steel industry and general industry comparator group to use to assess the appropriateness and competitiveness of our executive compensation program; and
•Benchmarking executive and nonemployee director compensation, including evaluating the compensation of comparator group (discussed below).
The Independence of the Executive Compensation Consultant
With respect to Pearl Meyer, the Compensation Committee considers that the executive compensation consultant is independent and does not have a conflict of interest in its engagement by the Compensation Committee. In reaching this conclusion, the Compensation Committee considered the following factors confirmed to the Compensation Committee by the executive compensation consultant:
•The executive compensation consultant provides no other services to the Company (it provides only executive and director compensation advisory services to the Compensation Committee and Governance Committee, respectively);
40 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
•The executive compensation consultant maintains a conflicts policy to prevent a conflict of interest or other independence issues;
•None of the individuals on the executive compensation consultant's team assigned to the engagement has any business or personal relationship with members of the Compensation Committee outside of the engagement;
•Neither the individuals on the executive compensation consultant's team assigned to the engagement, nor to our knowledge the executive compensation firm, has any business or personal relationship with any of our executive officers outside of the engagement;
•None of the individuals on the executive compensation consultant's team assigned to the engagement maintains any direct individual position in our shares;
•The executive compensation consultant has regular discussions with only the members of the Compensation Committee (or select members of the Compensation Committee) present and when it interacts with management, it is at the Compensation Committee chair’s request and/or with the chair’s knowledge and approval;
•None of the individuals on the executive compensation consultant's team assigned to the engagement has provided any gifts, benefits or donations to us, nor have they received any gifts, benefits or donations from us; and
•The executive compensation consultant is bound by strict confidentiality and information sharing protocols.
Compensation Comparator Group Review
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources and survey data, as well as detailed proxy analysis of the executive compensation among the members of our comparator group.
The Compensation Committee, with assistance from Pearl Meyer, periodically evaluates the structure of the comparator group based upon the Company's business profile. Pearl Meyer, at the direction of our Compensation Committee, utilized a wide range of industries and financial criteria to select publicly-traded companies with comparable pay models, revenues and company market capitalization values. In 2022, the Compensation Committee reviewed the compensation comparator group and determined that no changes be made to the compensation comparator group. Below is a chart that details the process used to determine the 2022 compensation comparator group and the 18 companies:

PROCESS FOR DETERMINING COMPENSATION COMPARATOR GROUP

Industry: U.S publicly-traded companies on major exchange and in similar industry
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Similar Scale: Revenue approximately 0.50 to 2.5 times that of Cliffs and market capitalization
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Business Fit: Direct business and labor market competitors
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Compensation Comparator Group
Alcoa Corporation	Johnson Controls International	Reliance Steel & Aluminum Co.
Cummins Inc.	LyondellBasell Industries N.V.	Stanley Black & Decker, Inc.
DuPont de Nemours, Inc.	Nucor Corporation	Steel Dynamics, Inc.
Freeport-McMoRan Inc.	PACCAR Inc.	Trane Technologies
Illinois Tool Works Inc.	Parker-Hannifin Corporation	United States Steel Corporation
International Paper Company	PPG Industries, Inc.	WestRock Company
41 | CLF 2023 PROXY STATEMENT

ANALYSIS OF 2022 COMPENSATION DECISIONS
Base Salary
The Compensation Committee annually reviews and approves the base salaries for the CEO and other executives, including the NEOs. In making a determination of the appropriate level of an executive's base salary, the Compensation Committee considers a number of factors, including:
•Range, scope and complexity of each NEO's role;
•Comparability with the external (market median) and internal marketplace (roles of similar responsibilities, experience and organizational impact);
•Individual performance;
•Tenure and experience; and
•Retention considerations.
In 2022, the Compensation Committee reviewed the base salaries of the NEOs and determined the following: (1) effective January 1, 2022, the NEOs each received a merit increase of approximately 5%, which increase was consistent with the merit increases generally applied to the salaried employees of the Company; and (2) Messrs. C. Goncalves, Smith, Graham and Harapiak received a market adjustment (including merit) based on the factors listed above. The 2022 base salaries for the NEOs were as follows:

	2021 ($)	INCREASE (%)	2022 ($)
Goncalves	1,938,000	5.0%	2,035,000
C. Goncalves	550,000	20.0%	660,000
Smith	765,000	8.0%	826,000
Koci	650,000	5.1%	683,000
Graham (1)	561,000	16.8%	655,000
Harapiak (2)	561,000	12.3%	630,000
(1)Effective on April 26, 2022, Mr. Graham received a base salary increase from $630,000 to $655,000 in connection with his role expanding to include the responsibility of Human Resources.
(2)Mr. Harapiak separated from Cliffs on April 22, 2022 and received base salary at this rate through such date.

Annual Incentive Program (EMPI Plan)
Our EMPI Plan provides an opportunity for our NEOs to earn an annual cash incentive based on our financial and strategic performance relative to business plans and thereby align actual pay results with the short-term business performance of the Company. Target annual incentives generally are positioned at or above market median. Therefore, when combined with salaries generally at median, the total target cash compensation opportunity for our NEOs generally is positioned at or above market median on average, which approach is needed to attract and retain talent in a competitive job market. The positioning of individual NEOs may vary from this general target based on the factors described above.
The EMPI Plan award payout is calculated as follows:

Base Salary ($)	X	Target Award Level (%)	X	2022 Funding (%)	=	EMPI Award ($)
2022 EMPI Plan Award Opportunities. In February 2022, the Compensation Committee established threshold, target and maximum EMPI Plan award opportunities, expressed as a percentage of base salary, for each NEO. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout, subject to Compensation Committee negative discretion.
42 | CLF 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EMPI Plan award opportunities (expressed as a percentage of the base salary) were as follows:

EMPI PLAN AWARD OPPORTUNITIES

	2022 BASE SALARY ($)	THRESHOLD (%)	TARGET (%)	MAXIMUM (%)
Goncalves	2,035,000	100	200	400
C. Goncalves	660,000	50	100	200
Smith	826,000	60	120	240
Koci	683,000	60	120	240
Graham	655,000	50	100	200
Harapiak (1)	630,000	50	100	200
(1)Mr. Harapiak separated from Cliffs on April 22, 2022 and received a prorated EMPI award payment based on full-year actual results, as further described below.
2022 EMPI Plan Performance Measures. The EMPI Plan uses a performance scorecard with performance standards that are related to Cliffs' financial metrics, strategic initiatives and safety. The annual incentive program is based 50% on financial performance, 40% on strategic initiatives and 10% on Safety Scorecard (the "Safety Scorecard") evaluation. Cliffs believes that a significant portion of our NEOs’ potential compensation should be dependent on our business results as well as our NEOs’ successful leadership.
2022 EMPI Plan Target Setting and 2022 Results. Performance targets and ranges under the EMPI Plan were established and approved by the Compensation Committee in the first quarter of 2022, taking into consideration management's financial and strategic plans for the current year. The financial performance measure of Adjusted EBITDA and the Safety Scorecard measure were assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the EMPI Plan maximum award opportunities associated with those elements. The Compensation Committee set the EMPI Plan metrics for 2022 so that the relative difficulty of achieving the target level would be expected to be consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor.
For 2022, the Compensation Committee made the following determinations regarding the annual incentive metrics:
•Adjusted EBITDA (50%)
◦The Compensation Committee continued to utilize Adjusted EBITDA as a financial performance metric. The Compensation Committee believes that Adjusted EBITDA provides the most accurate measure of our ongoing core operating results and is the most accurate reflection of our Company’s financial performance. It also allows the Compensation Committee to more fully assess the Company’s productivity and efficiency, as well as to evaluate comparative results period-over-period. The Compensation Committee chose this metric because it keeps management focused on sustaining and improving the Company’s underlying business value each year. Given the importance of this financial metric, the Compensation Committee continues to believe that 50% of the annual incentive should be tied to Adjusted EBITDA.
◦When setting the Adjusted EBITDA target for 2022, the Compensation Committee considered analyst consensus estimates for the Company at the time of goal setting, as well as our profitability drivers, most notably average selling prices, cash costs and sales volumes, together with expected commodity prices. These factors were rigorously discussed, debated and agreed upon by the Compensation Committee before setting the final target. After reviewing this information, the Compensation Committee chose an Adjusted EBITDA target of $4.5 billion, which was nearly three times higher than the target set for the prior year.
◦We reported 2022 Adjusted EBITDA of $3.169 billion. Accordingly, the Compensation Committee approved a 55.6% payout for this metric, which equates to a weighted payout of 27.8%.
•Safety Scorecard (10%)
◦The health and safety of our employees and contractors remains a cornerstone of the sustainability of our Company, and we take pride in fostering a compliance culture that strives to meet or exceed all applicable regulatory requirements. As such, the Compensation Committee again chose to integrate the Safety Scorecard into the annual incentive program to keep management focused on ensuring the safety and well-being of our employees and contractors.
◦The Safety Scorecard measures the Total Recordable Incident Rate ("TRIR"). The formula for calculating TRIR is total number of recordable cases, multiplied by 200,000, divided by total hours worked by all employees during the year covered. TRIR is generally considered an excellent performance indicator of the Company’s safety culture, as it represents the number of injuries per hours worked. Furthermore, although TRIR is a lagging indicator, its primary value as a metric is to evaluate and quantify the Company’s safety performance. The Compensation Committee determined that the Safety Scorecard should be a significant part of the annual incentive program, but not the primary driver, so the Compensation Committee again set the weighting for the Safety Scorecard at 10% of the annual incentive. The Safety Scorecard measured TRIR based on a target of achieving a 10% improvement in
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COMPENSATION DISCUSSION AND ANALYSIS
performance over 2021 reportable/recordable results. The Compensation Committee sets goals for the Safety Scorecard each year based on the previous year's results.
◦Our safety performance for 2022 was below the threshold level. Accordingly, the Compensation Committee approved a zero percent payout for this metric. However, our recently acquired assets and facilities have adopted the systems, programs and culture set forth by Cleveland-Cliffs by leveraging legacy safety systems and programs and implementing them through an extensive safety transformation program, and we have identified a number of opportunities to continue to improve our safety metrics and outcomes across our expanded operational footprint. Accordingly, we intend to drive stronger safety performance during 2023 and beyond.
•Strategic Initiatives (40%)
•Each year the Compensation Committee reviews our strategy and develops related qualitative initiatives as additional measures for the annual incentive compensation program. Qualitative, business plan-driven strategic initiatives are an important part of growing our long-term value. Our extensive operational footprint and large employee population means that our business depends on more than simply meeting financial targets each year. We require our executives to focus on advancing and completing specific projects and initiatives related to our long-term growth and sustainability.
•For 2022, the Compensation Committee again set the weighting of strategic initiatives at 40% of the annual incentive in order to emphasize the importance of these metrics.
•The Compensation Committee considered the achievement for the strategic initiatives below for 2022 and provided the following assessment for each initiative:

2022 EMPI Plan Strategic Initiatives

STRATEGIC INITIATIVE	IMPORTANCE OF INITIATIVE	ACHIEVEMENTS
Establish Cliffs Services as primary scrap client for Automotive Industry	Access to additional scrap gives us flexibility to optimize use within our footprint and further bolsters our internally and domestically sourced raw material portfolio.	We continued to enhance our scrap business and have leveraged our relationships with our automotive customers to increase scrap offtake arrangements by approximately 400,000 tons annually.
Maximize utilization of scrap in our BOFs	The increased utilization of scrap within our BOFs allows us to stretch hot metal production, resulting in lower emissions for our steel on a per ton basis.	At certain facilities, we were able to stretch hot metal production by utilizing up to 30% scrap in our BOFs.
Maximize utilization of HBI in our blast furnaces	The increased utilization of HBI in our blast furnaces boosts productivity and results in less coke consumed in the blast furnace.	The optimization of HBI consumption in our blast furnaces resulted in nearly double the volume of internally-sourced HBI consumed year-over-year.
Emerging Technology Participation - Alternative Iron Making, Carbon Capture, and Other New Initiatives	A key priority of our GHG reduction strategy is to evaluate and pursue new technologies and opportunities to further reduce emissions.	We are continuing to work with external partners related to carbon capture and hydrogen usage. We have been encouraged by the DOE to move forward with an application for a hydrogen hub and have continued studying carbon capture within our footprint.
Develop Renewable Energy Portfolio	A key priority of our GHG reduction strategy is the efficient use of clean energy.	We signed a 15-year power purchase agreement for 180 megawatts of a 200 megawatt wind farm that is anticipated to be operational in 2025, representing almost 10% of our total power needs.
Develop Science Based Emissions Reductions	It is important for us to develop a path towards near zero GHG emissions in line with expected SBTi guidelines to be released in 2023.	We have continued to participate in an expert advisory group initiated by SBTi to develop a pathway toward near zero GHG emissions for the global steel sector.
Any Initiatives the Compensation Committee deems significant to advancing the Company	The Compensation Committee feels it is important for management to evaluate additional opportunities throughout the year to complement strategic initiatives outlined in the compensation program.	Throughout the year, we successfully negotiated new labor agreements covering 14,000 USW-represented employees, significantly improved commercial contracts, proactively negotiated lower healthcare premiums resulting in a reduction in retirement liabilities, and completed our major repair and maintenance cycle.
Based on this assessment, the Compensation Committee approved a 100% payout for this metric, which equates to a weighted payout of 40%. This is significantly lower than recent historical payouts, which have previously paid out at the 200% maximum.
The Compensation Committee established these specific goals for 2022 covering financial, safety and strategic performance metrics. Each quarter, the Compensation Committee reviewed the interim status of our performance against the metrics. The 2022 EMPI payouts were weighted as originally established.
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In summary, the respective weightings and funding results for Adjusted EBITDA, Safety Scorecard and Strategic Initiatives were as follows:

2022 EMPI Plan

EMPI PLAN PERFORMANCE METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%	WEIGHTING (%)	2022 ACTUAL	2022 FUNDING (%)
Adjusted EBITDA (USD $ in millions) (1)	$3,000	$4,500	$6,000	50.0	$3,169	27.80
Safety Scorecard	8.0%	10.0%	12.0%	10.0	6.2%	—
Strategic Initiatives:	—	—	—	40.0	—	40.00
Establish Cliffs Services as primary scrap client for Automotive Industry
Maximize utilization of scrap in our BOFs
Maximize utilization of HBI in our blast furnaces
Emerging Technology Participation - Alternative Iron Making, Carbon Capture, and Other New Initiatives
Develop Renewable Energy Portfolio
Develop Science Based Emissions Reductions
Any Initiatives the Compensation Committee deems significant to advancing the Company
◦During 2022, Cliffs reached a successful new labor agreement with the United Steelworkers (USW). The contract covers approximately 14,000 USW-represented employees at 17 operating locations, including steelmaking, mining and pelletizing operations.

			Total	100.0		67.80
(1)See Annex A to this proxy statement for an explanation of our non-GAAP financial measure, Adjusted EBITDA.
2022 EMPI Payout Results
The Compensation Committee reviewed the Company's financial metric, strategic performance and safety as summarized above, and determined that Cliffs' performance was below target and paid out the EMPI at 67.8%. Total annual incentives for 2022 under the EMPI Plan were paid to the NEOs in the amounts set forth in the following table:

	BASE SALARY ($)	TARGET AWARD LEVEL (%)	TARGET AWARD LEVEL ($)	2022 EMPI FUNDING (%)	EMPI PLAN PAYOUT ($)
Goncalves	2,035,000	200	4,070,000	67.8	2,759,460
C. Goncalves	660,000	100	660,000	67.8	447,480
Smith	826,000	120	991,200	67.8	672,034
Koci	683,000	120	819,600	67.8	555,689
Graham	655,000	100	655,000	67.8	444,090
Harapiak (1)	630,000	100	193,315	67.8	131,068
(1)Mr. Harapiak's EMPI award was prorated based on his separation date of April 22, 2022.
Long-Term Incentive ("LTI") Program
Our LTI Program rewards the NEOs based on the future performance of our Company by providing awards for creating value for our shareholders. The goals of the LTI Program are to:
•Help ensure the NEOs’ financial interests are aligned with our shareholders’ interests;
•Motivate decision making that improves financial performance over the long term;
•Recognize and reward superior financial performance of our Company;
•Provide a retention element to our compensation program; and
•Promote compliance with the Share Ownership Guidelines for executives.
Each year, we establish a target long-term incentive award opportunity for each NEO as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, the Compensation Committee sought to position target long-term incentive opportunities above the median of market for equivalent roles so that, in combination with base salaries and at or above market annual incentive targets, the total target compensation opportunity for our NEOs is generally above the median of market on average. Actual positioning may vary from this target for NEOs based on the factors previously described. In addition, actual awards to each NEO may vary from the target established for each role, based
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COMPENSATION DISCUSSION AND ANALYSIS
on the CEO’s assessment of individual performance in the case of grants made to NEOs other than the CEO, and based on the Board’s assessment of the CEO’s performance in the case of grants made to the CEO.
Administrative Process. Long-term incentive awards for NEOs are granted annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted NEOs or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. We do not schedule grants to coordinate with the release of material non-public information. All NEOs' grants in 2022 were awarded under the 2021 Equity Plan.
2020, 2021 and 2022 Long-Term Incentive Grants. The Compensation Committee divided the annual long-term incentive grants to the NEOs into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
Performance Cash Incentive Awards and Performance Share Awards. The performance cash incentive awards and the performance share awards granted provide an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to comparator companies’ returns in the metals and mining industry (performance cash and shares comparator companies are identified below). Payout is not capped at a specific percentage in the event of negative TSR over the performance period due to the volatility of our industry in comparison to the broader market and our focus on outperforming our peers.
The calibration of the pay-for-performance relationship for the grants is as follows, and payout is interpolated for performance between threshold, target and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	100%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout		—%	50%	100%	200%
For 2022, the Compensation Committee made the following determination regarding the metric for our LTI Program:
Our LTI performance share and performance cash programs, in which payout is determined by our relative TSR performance, have demonstrated a strong link to shareholders’ investment interests during the past five years. The Compensation Committee decided to keep relative TSR as the metric for our LTI Program given its strong alignment with shareholders’ interests and the continued emphasis on incentivizing management to outperform our peers.
For 2022, the Compensation Committee made the following determinations regarding goals for Relative TSR:
The design of our LTI Program, under which we would pay target incentives for equaling the median of the peer group in relative TSR, has been successful in aligning management’s interests with those of shareholders, which is supported by the extent to which we have outperformed in recent years with our returns to investors. For each of the most recent cycles of these long-term performance awards, our management team has been rewarded with near maximum (or maximum) payouts on their performance awards specifically because our investors have experienced top quartile relative TSR for those periods. As this metric provides a strong link between pay and performance, the Compensation Committee did not see a need to make adjustments to this metric for 2022.
Restricted Stock Units. Restricted stock unit grants are generally earned based on continued employment over a period of approximately three years and are retention-based awards. These restricted stock unit awards generally vest on December 31 closest to the end of the three-year period and are payable in our common shares.
2022 Long-Term Incentive Grants. The comparator group used for the 2022 performance cash incentive and performance share awards that are tied to relative TSR is comprised of 31 constituents of the SPDR S&P Metals and Mining ETF (excluding Cliffs) at the beginning of the three-year performance period, which started on January 1, 2022. Our 2022 performance comparator group consists of:
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COMPENSATION DISCUSSION AND ANALYSIS

Alcoa Corp	Consol Energy Inc	Peabody Energy Corp
Allegheny Technologies Inc	Freeport-McMoRan Inc	Reliance Steel & Aluminum
Alpha Metallurgical Resource	Gatos Silver Inc	Royal Gold Inc
Arch Resources Inc	Haynes International Inc	Schnitzer Steel Inds Inc
Arconic Corp	Hecla Mining Co	Steel Dynamics Inc
Carpenter Technology	Kaiser Aluminum Corp	Suncoke Energy Inc
Century Aluminum Company	Materion Corp	TimkenSteel Corp
Coeur Mining Inc	McEwen Mining Inc	United States Steel Corp
Commercial Metals Co	MP Materials Corp	Uranium Energy Corp
Compass Minerals International	Newmont Corp	Worthington Industries
Nucor Corp

The performance comparator group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions that affect us. The Compensation Committee evaluates this comparator group for each new cycle of the performance cash and performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific comparators. The performance comparator group used to assess performance for performance cash and share incentive awards is not the same as the comparator group used to assess the competitiveness of our compensation because the latter is limited to those companies who are more similar in revenue and industry.
2022 – 2024 Performance Cash Incentive Awards, Performance Share Awards and Restricted Stock Unit Grants. On February 24, 2022, the Compensation Committee approved target performance cash incentive awards, performance share awards and restricted stock unit awards under the 2021 Equity Plan for our NEOs. The number of shares subject to the awards granted to each NEO was determined by dividing the applicable grant values by the 60-day average closing price of our common shares ending on the date of grant ($20.04 for grants made in February 2022). The use of the 60-day average price to calibrate the number of units granted limits the potential to grant an unusually high or low number of units due to an exceptionally low or high share price on the date of grant. The following amounts of performance cash incentive awards, performance share awards and restricted stock units granted at the closing share price of $19.40 per share on February 24, 2022, the date of grant, were awarded to our NEOs for the 2022 – 2024 period:

	TARGET (%)	TOTAL GRANT VALUE ($)	TARGET PERFORMANCE CASH INCENTIVE AWARDS ($)	TARGET PERFORMANCE SHARE AWARDS (#)	RESTRICTED STOCK UNITS (#)
Goncalves	600	11,502,334	3,995,000	193,488	193,488
C. Goncalves	450	2,692,019	935,000	45,284	45,284
Smith	450	2,936,759	1,020,000	49,401	49,401
Koci	450	2,692,019	935,000	45,284	45,284
Graham	400	2,153,646	748,000	36,228	36,228
Harapiak	400	2,153,646	748,000	36,228	36,228
2021 – 2023 Performance Cash Incentive Awards, Performance Share Awards and Restricted Stock Unit Grants. In 2021, the Compensation Committee approved target performance cash incentive awards, performance share awards and restricted stock unit awards under the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan (the "A&R 2015 Equity Plan") for our NEOs. The restricted stock unit awards generally vest on December 31 closest to the end of the three-year period and are payable in our common shares. The performance awards will pay out, to the extent earned, in common shares and cash in early 2024, but are not yet earned.
Payout Determined for the 2020 – 2022 Long-Term Incentive Grant – Performance Cash and Shares. In January 2023, the Compensation Committee determined that, for the three-year performance period ended on December 31, 2022, we achieved relative TSR performance above target goal (65.3 percentile) of our constituent companies in the SPDR S&P Metals and Mining ETF at the beginning of the three-year performance period, which started on January 1, 2020, resulting in a payout level of 161.2% for the performance cash and performance share awards.
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COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
Defined Benefit Pension Plan
We maintain a defined benefit pension plan (the "Pension Plan") and SERP in which all of the NEOs are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives.
401(k) Savings Plan
Our NEOs are eligible to contribute up to 35% of their base salary under our 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service ("IRS") regulations. For the 2022 calendar year, employee pre-tax contributions were limited to $20,500 ($27,000 for persons age 50 or older). We match 100% of employee contributions up to the first three percent and 50% for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain employees.
Deferred Compensation Plan
Under the 2012 Non-Qualified Deferred Compensation Plan (the "2012 NQDC Plan"), the NEOs and other senior executives are permitted to defer, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 4.00% for 2022, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the 2012 NQDC Plan provides for an annual supplemental matching contribution. The amount of the supplemental matching contribution is equal to what the NEO would have received as matching contributions in the 401(k) Savings Plan without regard to the applicable IRS maximum compensation limits for 2022.
Other Benefits
Our other benefits and perquisites for senior executives, including our NEOs, are limited to Company-paid parking, fitness reimbursement program, executive physicals, personal financial services, and certain commuter and travel expenses. The Compensation Committee believes that these benefits will prevent distraction from duties for executive officers and encourage the health and well-being of our executive leadership team. Due to the location of our corporate offices, we generally provide Company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the SCT under “All Other Compensation” and described in footnote (6).
SUPPLEMENTARY COMPENSATION POLICIES
Cliffs uses several additional policies to ensure that our overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
Share Ownership Guidelines
Share Ownership Guidelines are to ensure that senior executives, including our NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. Our guidelines provide that senior executives, including our NEOs, own shares at least equal to the dollar value of the respective multiple of their base salary. The guidelines are as follows:

MULTIPLE OF BASE PAY
CEO	6x
Executive / Senior Vice President	3x
Vice President	1.5x
To be compliant, each executive has five years from the time he or she is appointed to his or her officer position to satisfy the Share Ownership Guidelines. Each senior executive, including each NEO, must hold at least 50% of his or her “net profit shares” (the shares remaining after deducting the shares required to be exchanged to pay tax obligations) received under Company equity awards until the senior executive has met the relevant ownership guideline.
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COMPENSATION DISCUSSION AND ANALYSIS
For purposes of determining share ownership levels, only the following forms of our equity interests are taken into account:
•shares owned directly (including restricted shares); and
•unvested restricted stock units.
Currently, all NEOs are in compliance with our guidelines. Moreover, our CEO has achieved nearly 48 times share ownership compared to base salary, reflecting not only LTI awards but significant after-tax open-market purchases during his tenure. The following table summarizes NEO ownership of our common shares as of December 31, 2022.

	VALUE OF SHARES OWNED DIRECTLY ($)	VALUE OF RESTRICTED STOCK UNITS ($)	TOTAL SHARE VALUE ($) (1)	REQUIRED MULTIPLE OF BASE SALARY	REQUIRED VALUE ($)	APPROXIMATE OWNERSHIP RELATIVE TO BASE SALARY AS OF DECEMBER 31, 2022
	# OF SHARES OWNED DIRECTLY	# OF RESTRICTED STOCK UNITS	# OF TOTAL SHARES
Goncalves	$83,429,963	$13,925,601	$97,355,564	6x	$12,210,000	47.8x
	4,263,156	711,579	4,974,735
C. Goncalves	$1,482,467	$1,536,891	$3,019,358	3x	$1,980,000	4.6x
	75,752	78,533	154,285
Smith	$8,000,255	$3,468,176	$11,468,431	3x	$2,478,000	13.9x
	408,802	177,219	586,021
Koci	$3,504,341	$2,263,623	$5,767,964	3x	$2,049,000	8.4x
	179,067	115,668	294,735
Graham	$5,951,257	$2,014,340	$7,965,597	3x	$1,965,000	12.2x
	304,101	102,930	407,031
(1)Value is calculated based on the one-year average closing price per share of our shares as of December 31, 2022, which was $19.57.
Change in Control Severance Agreements
The NEOs are party to change in control severance agreements. The Compensation Committee believes change in control severance agreements support the goals of attracting and retaining highly talented individuals because the agreements clarify the terms of employment and reduce risks to the NEOs in situations where an NEO may believe, for example, that Cliffs may engage in a merger, be acquired in a hostile takeover or be involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of NEOs with the interests of our shareholders if a qualified offer is made to acquire Cliffs. In such a scenario, our NEOs would likely be aware of or involved in transaction negotiations, so it is to the benefit of our shareholders to have NEOs negotiating in the shareholders’ best interests without regard to the NEOs' personal financial interests. The Compensation Committee determined the level of benefits under these agreements by considering market practices at the time that the agreements were established. The agreements generally provide for the following change in control terms:
•Depending on position, the NEO is entitled to (i) a severance payment equal to two or three times annual base salary and target annual incentive in the event of termination within 24 months following the change in control, (ii) a payment for two or three years of continued SERP benefits, (iii) outplacement services up to $17,500 for Messrs. C. Goncalves, Smith, Koci, Smith, and Graham and up to 15% of base salary for Mr. Goncalves, (iv) up to $15,000 per year for tax and financial planning services for two or three years and (v) under certain circumstances, continuation of welfare benefits for two or three years, depending on position; and
•Non-competition, confidentiality and non-solicitation restrictions on NEOs who receive severance payments following the change in control.
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COMPENSATION DISCUSSION AND ANALYSIS
Clawback Policy
The Company has a clawback policy, applicable to all of our executive officers, including each of the NEOs, that allows for the recovery of the following incentive-based compensation in the event of an executive officer’s misconduct:
•Annual incentive awards paid under our annual cash incentive compensation program;
•Equity-based awards under our LTI Program; and
•Any other incentive-based compensation paid or granted pursuant to an incentive plan.
Under this policy, if the Board determines that an executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the Company being required to prepare an accounting restatement due to the Company's noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Board will take prompt and reasonable action to seek recovery of all excessive incentive-based compensation. The Board may seek recovery under this policy if the determination that the Company is required to prepare an accounting restatement is made within 36 months of the publication of the financial statements that are required to be restated.
The Company expects to review and revise its clawback policy in 2023 in connection with final rules regarding recovery of erroneously-awarded compensation as promulgated by the SEC and the NYSE in 2022 and 2023, respectively.
No Hedging
We have a policy that prohibits our directors, officers and employees from engaging in certain hedging transactions, including "short" selling Company securities and trading in options, warrants, puts, calls or similar securities derived from the Company's securities. Our policy applies to, among other securities, Company securities granted to directors, officers or employees by the Company as compensation, as well as Company securities held, directly or indirectly, by such directors, officers or employees.
Harapiak Separation Agreement
On April 22, 2022, we announced that Mr. Harapiak was departing from the Company and his roles as Executive Vice President, Human Resources & Chief Administration Officer and an employee, effective as of April 22, 2022. In connection with Mr. Harapiak’s termination of employment with the Company, following Compensation Committee approval, the Company entered into a separation agreement with Mr. Harapiak on May 5, 2022. For more information about this separation agreement and the compensation and benefits offered under it, please see page 61.
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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board:
The Compensation and Organization Committee of the Board has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2023 Annual Meeting and in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2022, each as filed with the Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
Douglas C. Taylor, Chair
John T. Baldwin
Ralph S. Michael, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2022 (Messrs. Taylor, Baldwin and Michael) was or has been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).
None of our executive officers serves or served during the last completed fiscal year as a director or member of the compensation committee of another organization one of whose executive officers serves or served at the same time as a member of either the Board or the Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2022, Pearl Meyer reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. Pearl Meyer analyzed a series of risk factors and concluded that the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. Pearl Meyer found that Cliffs' compensation programs for our NEOs and our employees are appropriately positioned at the low end of the risk spectrum and have identified no compensation-related risks likely to cause a material adverse outcome to the Company. The Compensation Committee received the report summarizing the work of Pearl Meyer and concurs with Pearl Meyer's conclusion.
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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
2022 Summary Compensation Table
The following table sets forth the compensation earned by our NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2022, 2021 and 2020 (as applicable).

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (1)(2) (c)	BONUS ($) (d)	STOCK AWARDS ($) (3) (e)	OPTION AWARDS ($)(f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)(4) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5) (h)	ALL OTHER COMPENSATION ($) (6) (i)	TOTAL ($) (j)
Lourenco Goncalves Chairman, President and CEO	2022	2,035,000	—	9,260,335	—	6,924,868	573	236,575	18,457,351
	2021	1,938,000	3,876,000	7,060,185	—	10,760,320	420,893	439,333	24,494,731
	2020	1,810,016	3,800,000	4,127,534	—	7,472,000	684,898	616,957	18,511,405
Celso L. Goncalves Jr. EVP, CFO	2022	660,000	—	2,167,293	—	714,669	—	71,197	3,613,159
	2021	404,667	550,000	453,563	—	862,493	42,900	46,229	2,359,852
	2020	—	—	—	—	—	—	—	—
Clifford T. Smith EVP & President, Cleveland-Cliffs Steel	2022	826,000	—	2,364,331	—	1,699,684	—	62,659	4,952,674
	2021	765,000	918,000	1,741,806	—	2,521,100	85,700	84,870	6,116,476
	2020	706,218	900,000	1,018,304	—	1,406,940	234,200	65,180	4,330,842
Keith A. Koci EVP & President, Cleveland-Cliffs Services	2022	683,000	—	2,167,293	—	1,103,769	—	49,839	4,003,901
	2021	590,667	780,000	1,021,860	—	1,645,636	119,700	34,976	4,192,839
	2020	489,006	500,000	543,095	—	500,000	165,500	28,110	2,225,711
James D. Graham EVP, HR, Chief Legal and Administrative Officer & Secretary	2022	647,083	—	1,733,872	—	948,324	140	48,614	3,378,033
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
Maurice D. Harapiak Former EVP, HR & Chief Administration Officer	2022	196,875	—	1,733,872	—	733,956	104	4,426,247	7,091,054
	2021	561,000	561,000	1,021,860	—	1,532,210	63,871	77,899	3,817,840
	2020	531,699	550,000	597,410	—	1,056,940	163,269	59,305	2,958,623
(1)2022 amounts in columns (c), (d) and (g) reflect the salary, bonus and non-equity incentive plan compensation for each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2012 NQDC Plan and certain other benefit plans.

(2)The 2022 salary for each of the NEOs includes his base salary before the employee's contributions to the 401(k) Savings Plan. The following table summarizes salary contributions for the 401(k) Savings Plan for NEOs in 2022:

	401(k) CONTRIBUTION ($)	CATCH-UP CONTRIBUTION ($)	TOTAL ($)
Goncalves	20,500	6,500	27,000
C. Goncalves	20,500	—	20,500
Smith	48,800	6,500	55,300
Koci	20,500	6,500	27,000
Graham	48,800	6,500	55,300
Harapiak	13,781	6,500	20,281
(3)    The 2022 amounts in column (e) reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, for performance share awards and restricted stock units granted during 2022. For performance share awards granted during 2022, the amounts reported are based on the target payout level. Assuming achievement of maximum performance, the fair value as of the grant date of the performance share awards made to Messrs. Goncalves, C. Goncalves, Smith, Koci, Graham and Harapiak would have been $11,013,336, $2,577,565, $2,811,905, $2,577,565, $2,062,098, and $2,062,098, respectively. For additional information, refer to Note 10 in our Annual Report on Form 10-K for the year ended December 31, 2022. These types of awards are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2022 Compensation Decisions", under the sub-heading “2022–2024 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants.”
(4)    The 2022 amounts in column (g) reflect the incentive awards earned in 2022 under the EMPI Plan and LTI Program (performance cash), which are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2022 Compensation Decisions" under the sub-headings “Annual Incentive Program” and "LTI Program."
52 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
(5)    The 2022 amounts in column (h) reflect the actuarial increase in the present value of the NEOs' benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis–Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for the NEOs generally decreased from December 31, 2021 to December 31, 2022. This is primarily driven by the large increase in discount rates that occurred during 2022 under the qualified and nonqualified pension plans. This column also includes amounts for above-market interest for the NEOs’ balances in the 2012 NQDC Plan.
The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2022:

	PRESENT VALUE OF PENSION ACCRUALS ($)(a)	ABOVE-MARKET INTEREST ON DEFERRED COMPENSATION ($)	TOTAL ($)
Goncalves	—	573	573
C. Goncalves	—	—	—
Smith	—	—	—
Koci	—	—	—
Graham	—	140	140
Harapiak	—	104	104
(a)Messrs. Goncalves, C. Goncalves, Smith, Koci, Graham and Harapiak had a decrease in present value accrual of negative $323,000, $169,000, $161,200, $13,800, $254,600 and $580,400 respectively.
(6)    The 2022 amounts in column (i) reflect the combined value of the NEOs' perquisites or the benefits attributable to our paid parking, fitness reimbursement program, executive physical, financial services, matching contributions made on behalf of the executives under the 401(k) Savings Plan and the 2012 NQDC Plan, commuter and travel expenses and other amounts.
The following table summarizes perquisites and other compensation in 2022:

	PAID PARKING ($)	FITNESS REIMBURSEMENT PROGRAM ($)	EXECUTIVE PHYSICALS ($)	FINANCIAL SERVICES ($)	401(k) SAVINGS PLAN MATCHING CONTRIBUTIONS ($)	2012 NQDC PLAN MATCHING CONTRIBUTIONS ($)	DIVIDENDS ($)	OTHER ($)		TOTAL ($)
Goncalves	4,200	—	848	14,300	12,200	16,290	54,819	133,918	(a)	236,575
C. Goncalves	4,200	—	—	6,690	12,038	14,363	3,516	30,390	(a)	71,197
Smith	4,200	—	—	11,895	12,200	20,840	13,524	—		62,659
Koci	8,400	—	—	6,906	12,200	15,120	7,213	—		49,839
Graham	4,200	—	—	11,895	12,200	13,683	6,636	—		48,614
Harapiak	1,302	—	8,111	4,200	7,875	—	7,935	4,396,824	(b)	4,426,247
(a)Other compensation reflects the aggregate incremental cost of commuter and travel expenses, including the cost of Mr. Goncalves' personal use of corporate aircraft ($130,108) and ground transportation ($3,810) and Mr. C. Goncalves' personal use of corporate aircraft ($29,582) and ground transportation ($808) in 2022. We have estimated our aggregate incremental cost of personal use of the corporate aircraft using a methodology that reflects the direct variable operating costs on an hourly basis, including all costs that may vary by the hours flown. Included in these direct variable operating costs are: aircraft fuel and oil, trip-related maintenance, crew travel expenses, trip-related fees, ramp fees, landing fees, catering and other miscellaneous variable costs. Fixed costs, such as hangar fee storage, maintenance not related to travel, pilot salaries, insurance and warranty are excluded from this calculation.

(b)Other compensation for Mr. Harapiak:
(i)Includes payments related to his April 22, 2022 separation pursuant to his Severance Agreement and Release for:
•An amount equal to 36 months base pay ($1,890,000);
•An amount equal in value to three times his target bonus under the EMPI Plan ($1,890,000);
(ii)Financial planning services ($45,000);
(iii)Accrued benefits under the Cliffs Defined Benefit Pension Plan and SERP ($537,229);
(iv)Medical coverage ($17,095); and
(v)Outplacement services ($17,500).
53 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The table below discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the 2022 awards under the EMPI Plan and LTI Program (performance cash incentive awards) granted under the 2021 Equity Plan. See “Compensation Discussion and Analysis–Analysis of 2022 Compensation Decisions" under the sub-headings "Annual Incentive Program" and "LTI Program” for program descriptions. Actual payouts for the 2022 EMPI Plan awards are shown in the SCT.
Columns (g), (h) and (i) of the table below show the potential payouts at the threshold, target and maximum levels of the 2022–2024 performance share awards; such performance shares vest over a three-year period ending December 31, 2024. Column (k) shows the grant date fair value of such equity awards, based on the grant date fair value of $28.46 per share, computed in accordance with FASB ASC 718.
Columns (j) and (k) represent the number of restricted stock units granted in connection with the 2022–2024 vesting period based on the grant date price of $19.40 per share of those restricted stock unit grants.

		GRANT DATE (c)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#) (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (j)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (k)
NAME (a)	AWARD TYPE (b)		Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Goncalves	Annual Incentive Program	2/24/2022	2,035,000	4,070,000	8,140,000	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	1,997,500	3,995,000	7,990,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	96,744	193,488	386,976	—	5,506,668
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	193,488	3,753,667
C. Goncalves	Annual Incentive Program	2/24/2022	330,000	660,000	1,320,000	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	467,500	935,000	1,870,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	22,642	45,284	90,568	—	1,288,783
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	45,284	878,510
Smith	Annual Incentive Program	2/24/2022	495,600	991,200	1,982,400	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	510,000	1,020,000	2,040,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	24,701	49,401	98,802	—	1,405,952
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	49,401	958,379
Koci	Annual Incentive Program	2/24/2022	409,800	819,600	1,639,200	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	467,500	935,000	1,870,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	22,642	45,284	90,568	—	1,288,783
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	45,284	878,510
Graham	Annual Incentive Program	2/24/2022	327,500	655,000	1,310,000	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	374,000	748,000	1,496,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	18,114	36,228	72,456	—	1,031,049
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	36,228	702,823
Harapiak	Annual Incentive Program	2/24/2022	315,000	630,000	1,260,000	—	—	—	—	—
	LTI Program - Performance Cash	2/24/2022	374,000	748,000	1,496,000	—	—	—	—	—
	LTI Program - Performance Shares	2/24/2022	—	—	—	18,114	36,228	72,456	—	1,031,049
	LTI Program - RSU	2/24/2022	—	—	—	—	—	—	36,228	702,823
(1)Reflects the Company's EMPI Plan and an LTI Program component for 2022. The amounts in column (d) reflect the threshold payout level, which is 50% of the target amount shown in column (e); and the amounts shown in column (f) represent 200% of such target amounts.
(2)Reflects the performance shares component of the Company's LTI Program. The amounts in column (g) reflect the threshold payout level of the 2022 – 2024 performance shares, which is 50% of the target amount shown in column (h); and the amounts shown in column (i) represent 200% of such target amounts.

54 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2022 Fiscal Year–End
The following table shows: in column (c), the number of unexercised option awards that are exercisable; in column (d), the number of unexercised option awards that are unexercisable; in column (e), the option exercise price; and in column (f), the option expiration date. In addition, column (g) shows the number of unvested restricted stock units held by each NEO, and column (h) shows the market value of the common shares underlying those awards based on the closing market price of the common shares on December 30, 2022 of $16.11 per share. Column (i) shows the number of unearned performance shares held by each NEO (based on performance achievement as described below), and column (j) shows the market value of the common shares underlying those awards based on the closing market price of the common shares on December 30, 2022 of $16.11 per share. These awards were granted under the amended and restated Cliffs Natural Resources Inc. 2012 Incentive Equity Plan, A&R 2015 Equity Plan or the 2021 Equity Plan.

		OPTION AWARDS				STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (c)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (g)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(i)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (j)
Goncalves	2022 LTI Program	—	—	—	—	193,488	(1)	3,117,092	96,744	(2)	1,558,546
	2021 LTI Program	—	—	—	—	168,300	(3)	2,711,313	168,300	(4)	2,711,313
	2015 LTI Program	187,136	—	7.70	1/12/2025	—		—	—		—
C. Goncalves	2022 LTI Program	—	—	—	—	45,284	(1)	729,525	22,642	(2)	364,763
	2021 LTI Program	—	—	—	—	10,812	(3)	174,181	10,812	(4)	174,181
Smith	2022 LTI Program	—	—	—	—	49,401	(1)	795,850	24,701	(2)	397,933
	2021 LTI Program	—	—	—	—	41,521	(3)	668,903	41,521	(4)	668,903
	2015 LTI Program	27,430	—	7.70	1/12/2025	—		—	—		—
Koci	2022 LTI Program	—	—	—	—	45,284	(1)	729,525	22,642	(2)	364,763
	2021 LTI Program	—	—	—	—	24,359	(3)	392,423	24,359	(4)	392,423
Graham	2022 LTI Program	—	—	—	—	36,228	(1)	583,633	18,114	(2)	291,817
	2021 LTI Program	—	—	—	—	24,359	(3)	392,423	24,359	(4)	392,423
	2015 LTI Program	24,154	—	7.70	1/12/2025	—		—	—		—
Harapiak (5)	2022 LTI Program	—	—	—	—	—		—	2,013	(2)	32,429
	2021 LTI Program	—	—	—	—	—		—	10,826	(4)	174,407
(1)Represents restricted stock units granted on February 24, 2022. The restricted stock units vest in full on December 31, 2024, subject to continued employment.
(2)Represents performance shares for the 2022 – 2024 performance period granted on February 24, 2022. These shares are shown based on achieving threshold performance and will vest on December 31, 2024, subject to the achievement of specified performance metrics and continued employment through December 31, 2024.
(3)Represents restricted stock units granted on February 23, 2021. The restricted stock units vest in full on December 31, 2023, subject to continued employment.
(4)Represents performance shares for the 2021 – 2023 performance period granted on February 23, 2021. These shares are shown based on achieving target performance and will vest on December 31, 2023, subject to the achievement of specified performance metrics and continued employment through December 31, 2023.
(5)Mr. Harapiak's performance shares were prorated based on his separation date of April 22, 2022.

55 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
2022 Option Exercises and Stock Vested
The table below shows: in columns (c) and (d), information regarding the stock option awards exercised during 2022 by the NEOs; and in columns (e) and (f), information regarding the performance shares and restricted stock unit awards that vested during 2022 for the NEOs.

		OPTION AWARDS		STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (c)	VALUE REALIZED ON EXERCISE ($) (d)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (e)		VALUE REALIZED ON VESTING ($) (f)
Goncalves	2020 LTI Program - Performance Shares	—	—	563,864	(1)	9,083,849
	2020 LTI Program - RSU	—	—	349,791	(2)	5,635,133
C. Goncalves	2020 LTI Program - Performance Shares	—	—	36,169	(1)	582,683
	2020 LTI Program - RSU	—	—	22,437	(2)	361,460
Smith	2020 LTI Program - Performance Shares	—	—	139,111	(1)	2,241,078
	2020 LTI Program - RSU	—	—	86,297	(2)	1,390,245
Koci	2020 LTI Program - Performance Shares	—	—	74,193	(1)	1,195,249
	2020 LTI Program - RSU	—	—	46,025	(2)	741,463
Graham	2020 LTI Program - Performance Shares	—	—	68,257	(1)	1,099,620
	2020 LTI Program - RSU	—	—	42,343	(2)	682,146
Harapiak	2022 LTI Program - RSU	—	—	4,025	(3)	116,524
	2021 LTI Program - RSU	—	—	10,826	(3)	313,413
	2020 LTI Program - Performance Shares	—	—	81,613	(1)	1,314,785
	2020 LTI Program - RSU	—	—	50,628	(4)	1,465,681
(1)Represents an award of performance shares granted during 2020 for the 2020 - 2022 performance period. The performance shares vested in full on December 31, 2022. The value realized was determined based on the closing price of our common shares on December 30, 2022 of $16.11. The performance shares paid out at 161.2% of the award based on the performance criteria.
(2)Represents an award of restricted stock units granted during 2020 for the 2020 - 2022 period. The restricted stock units vested in full on December 31, 2022. The value realized was determined based on the closing price of our common shares on December 30, 2022 of $16.11.
(3)Represents an award of restricted stock units granted during 2022 for the 2022 - 2024 period and 2021 for the 2021-2023 period. The restricted stock units were prorated and vested on November 7, 2022 in connection with Mr. Harapiak's separation agreement. The value realized was determined based on the closing price of our common shares on April 22, 2022 of $28.95.
(4)Represents an award of restricted stock units granted during 2020 for the 2020 - 2022 period. The restricted stock units vested in full on November 7, 2022 in connection with Mr. Harapiak's separation agreement. The value realized was determined based on the closing price of our common shares on April 22, 2022 of $28.95.

2022 Pension Benefits
The following table discloses, for the Pension Plan and the SERP: in column (c), the number of years of credited service; in column (d), the present value of accumulated benefits; and in column (e), payments during the last fiscal year. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Item 8, Note 9 in our Annual Report on our Form 10-K for the year ended December 31, 2022.
The cash balance formula under our Pension Plan provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the NEO’s pay ranging from four percent to 10% based upon the NEO's age and service. Interest is credited to the account balance on a quarterly basis at an annual rate of six percent. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of our NEOs during 2022 include the amount shown for 2022 in the “Salary” column of the SCT plus the amount of annual incentive compensation earned in 2022 and paid in 2023, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Internal Revenue Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ Pension Plan and SERP benefits, refer to the “Compensation Discussion and Analysis – Retirement and Deferred Compensation Benefits.”
56 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Goncalves	Pension Plan	8.4	194,300	—
	SERP	8.4	3,184,400	—
C. Goncalves	Pension Plan	6.3	86,700	—
	SERP	6.3	108,100	—
Smith	Pension Plan	18.7	460,700	—
	SERP	18.7	890,100	—
Koci	Pension Plan	3.9	72,900	—
	SERP	3.9	198,500	—
Graham	Pension Plan	15.8	352,100	—
	SERP	15.8	498,400	—
Harapiak	Pension Plan	7.9	183,800	—
	SERP	7.9	—	537,229

2022 Non-Qualified Deferred Compensation
In 2022, the NEOs were permitted to defer under the 2012 NQDC Plan, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan.
The NEOs' contributions to the 401(k) Savings Plan are limited by Internal Revenue Code limitations. The amount NEOs received as Cliffs' matching contributions will be credited to each NEO's account per the 2012 NQDC Plan.
The following table shows: in column (c), executive contributions by each NEO, if any, and the contributions include any pre-tax contributions of salary and EMPI Plan awards; in column (d), registrant contributions, which are matching contributions we made on behalf of the NEOs and supplemental matching contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan; in column (e), aggregate earnings, which include dividends and interest earned on cash deferrals; in column (f), aggregate withdrawals and/or distributions; and in column (g), the aggregate year-end balance.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2) (d)	AGGREGATE EARNINGS IN LAST FY ($) (3)(e)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($) (4) (f)	AGGREGATE BALANCE AT LAST FYE ($) (5) (g)
Goncalves	NQDC Plan	—	16,290	3,869	—	148,736
C. Goncalves	NQDC Plan	—	14,363	271	—	19,352
Smith	NQDC Plan		20,840	1,572	—	112,502
Koci	NQDC Plan	70,654	15,120	7,932	—	275,962
Graham	NQDC Plan	—	13,683	1,501	—	70,745
Harapiak	NQDC Plan	—	—	502	48,596	—
(1)The amount disclosed in column (c) is also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the SCT, as applicable.
(2)The amounts shown in column (d) consist of Cliffs' matching contributions disclosed in the “All Other Compensation” column in the SCT.
(3)The amounts shown in column (e) under the NQDC Plan include above-market earnings, dividends and interest disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT.
(4)The amounts shown in column (f) reflect any withdrawals and/or distributions.
(5)The aggregate balance for the 2012 NQDC Plan in column (g) includes compensation earned in prior years and consists of fluctuation in market value that previously was reported in prior summary compensation tables as follows:

TOTALS ($)
Goncalves	142,972
C. Goncalves	6,169
Smith	114,386
Koci	229,338
Graham	64,119
Harapiak	55,593
57 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables and discussion below reflect the compensation payable to each of the continuing NEOs in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2022. All amounts shown are based on reasonable estimates of the amounts that would be paid to the executive upon his termination; the actual amounts can be determined only at the time of such continuing NEO’s separation from Cliffs. There is further information at the end of this section describing the separation payments and benefits provided to Mr. Harapiak in connection with his separation from Cliffs during 2022.
Payments Made Upon All Terminations
If an NEO’s employment terminates, he is entitled to receive certain amounts earned during his term of employment no matter the cause of termination. Such amounts may include:
•Salary through the date of termination;
•Unused vacation pay;
•Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan and 2012 NQDC Plan, if applicable; and
•Undistributed but earned performance shares, performance cash and vested restricted stock units for completed performance periods.
Additional Payments Upon Involuntary Termination Without Cause
In the event that an NEO is terminated involuntarily without cause, he typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the NEO’s service with Cliffs and the NEO’s current incentive targets:
•Severance payments;
•Continued health insurance benefits;
•Outplacement services;
•Pursuant to the terms of our A&R 2015 Equity Plan and our 2021 Equity Plan, a pro rata portion of his performance shares, performance cash and restricted stock units. Such prorated performance shares, performance cash and restricted stock units will be paid when such shares and units would otherwise be paid. Stock options generally have an exercisable period of one year from date of termination; and
•Financial services.
Additional Payments Upon Retirement
Executives are eligible for retirement at age 55 with at least five years of service. Our cash balance pension plan has a service requirement of only three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:
•A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he retires unless otherwise determined by the Compensation Committee;
•Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement; and
•A pro rata portion of his performance shares, performance cash and restricted stock units. Such performance share awards, performance cash awards, and restricted stock units will be paid when such performance shares, performance cash and restricted stock units would otherwise be paid. Stock options generally have an exercisable period of one year from date of retirement.
Additional Payments Upon Change in Control (Without Termination)
Upon a change in control, equity awards granted to NEOs are generally subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediate vesting (or immediate vesting if such assumed, replaced or continued awards are not provided).
For this purpose, a "change in control" generally means the occurrence of any of the following events as further described in the relevant equity plan:
•Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35% or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);
58 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
•A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election;
•Cliffs closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership (subject to certain exceptions); or
•Approval by Cliffs shareholders of a complete liquidation or dissolution of Cliffs.
Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:
•Owners of Cliffs common shares immediately prior to the business transaction own more than 50% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;
•No one person, or more than one person acting as a group (subject to certain exceptions), owns 35% or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and
•At least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Cliffs Board when the business transaction agreement was signed or approved by the Cliffs Board.
Additional Payments Upon Termination Without Cause after Change in Control
Each of the NEOs has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he will be entitled to the following additional benefits:
•A lump sum payment in an amount equal to three times (in the case of Mr. Goncalves) or two times (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) the sum of: (1) base salary (at the highest rate in effect during the five-year period prior to the termination date); and (2) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.
•COBRA continuation coverage for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) following the termination date, for health, life insurance and disability benefits.
•A lump sum payment in an amount equal to the sum of the additional future pension benefits that the NEO would have been entitled to receive for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) following the termination date under the SERP.
•Incentive pay at target levels for the year in which the termination date occurs.
•Outplacement services in an amount up to 15% of the NEO’s base salary (in the case of Mr. Goncalves) or $17,500 (in the case of Messrs. C. Goncalves, Smith, Koci and Graham).
•The NEO will be provided perquisites of financial planning for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham), comparable to the perquisites he was receiving before the termination of his employment or the change in control, whichever is greater.
Similar benefits are paid if the NEO voluntarily terminates his employment during the two years following a change in control if any of the following events occurs, provided that the NEO provides notice within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days following receipt of such notice:
•A material diminution in the NEO’s base pay;
•A material diminution in the NEO’s authority, duties or responsibilities;
•A material change (generally considered to be in excess of 50 miles) in the geographic location at which the NEO must perform services;
•A material reduction in the NEO’s incentive pay opportunity; or
•Breach of employment agreement, if any, under which the NEO provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of an NEO's employment for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.
In order to receive benefits under the change in control severance agreements, the NEOs must agree to certain covenants not to disclose any of our confidential and proprietary information, as well as covenants not to compete and not to solicit any of our employees. In addition, each NEO must sign a release of claims.
59 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Additional Payments Upon Death or Disability
In the event of any NEO's death or disability, certain amounts will be paid and benefits will be provided under the A&R 2015 Equity Plan and the 2021 Equity Plan, in addition to the amounts payable to all terminated salaried employees. Those benefits include prorated vesting of the NEO’s performance cash and shares (based on actual performance) and restricted stock units.
Potential Payments Upon Termination or Change in Control Tables
The following tables show the benefits payable to the NEOs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2022.

LOURENCO GONCALVES

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	18,315,000
Non-Equity Incentive Plan Compensation	3,088,800	3,088,800	5,815,700	3,088,800	3,088,800	—	10,700,700
Equity	5,693,100	5,693,100	5,693,100	5,693,100	5,693,100	—	11,656,800
Retirement Benefits	3,374,400	3,374,400	—	3,378,700	3,378,700	—	4,645,300
Non-Qualified Deferred Compensation	148,700	148,700	148,700	148,700	148,700	148,700	148,700
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	494,100
TOTAL	12,305,000	12,305,000	11,657,500	12,309,300	12,309,300	148,700	45,960,600

CELSO L. GONCALVES JR.

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,640,000
Non-Equity Incentive Plan Compensation	424,500	424,500	—	—	424,500	—	1,764,300
Equity	718,600	718,600	—	—	718,600	—	1,807,400
Retirement Benefits	152,800	152,800	—	194,900	194,900	—	329,000
Non-Qualified Deferred Compensation	19,400	19,400	—	19,400	19,400	19,400	19,400
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	76,900
TOTAL	1,315,300	1,315,300	—	214,300	1,357,400	19,400	6,637,000

CLIFFORD T. SMITH

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,634,400
Non-Equity Incentive Plan Compensation	773,500	773,500	1,437,600	773,500	773,500	—	2,661,500
Equity	1,422,400	1,422,400	1,422,400	1,422,400	1,422,400	—	2,929,500
Retirement Benefits	1,330,300	1,330,300	1,350,900	1,350,900	1,350,900	—	1,631,600
Non-Qualified Deferred Compensation	112,500	112,500	112,500	112,500	112,500	112,500	112,500
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	82,200
TOTAL	3,638,700	3,638,700	4,323,400	3,659,300	3,659,300	112,500	11,051,700
60 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

KEITH A. KOCI

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,005,200
Non-Equity Incentive Plan Compensation	566,000	566,000	—	—	566,000	—	2,136,100
Equity	1,009,600	1,009,600	—	—	1,009,600	—	2,243,900
Retirement Benefits	253,600	253,600	—	271,400	271,400	—	461,900
Non-Qualified Deferred Compensation	276,000	276,000	—	276,000	276,000	276,000	276,000
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	77,600
TOTAL	2,105,200	2,105,200	—	547,400	2,123,000	276,000	8,200,700

JAMES D. GRAHAM

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,620,000
Non-Equity Incentive Plan Compensation	503,700	503,700	942,500	503,700	503,700	—	1,784,500
Equity	912,300	912,300	912,300	912,300	912,300	—	1,952,100
Retirement Benefits	786,800	786,800	850,500	850,500	850,500	—	1,037,500
Non-Qualified Deferred Compensation	70,700	70,700	70,700	70,700	70,700	70,700	70,700
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	76,700
TOTAL	2,273,500	2,273,500	2,776,000	2,337,200	2,337,200	70,700	7,541,500

Payments in Connection with Mr. Harapiak's Departure
Regarding Mr. Harapiak, we entered into a separation agreement with him on May 5, 2022, to memorialize the terms and conditions of his separation from Cliffs on April 22, 2022. In exchange for his general release of claims and two-year non-solicitation, two-year non-compete, two-year non-disclosure and non-disparagement undertakings, Mr. Harapiak received a cash severance payment of $3,780,000, which is equal to 36 months' base pay ($1,890,000), plus an amount equal in value to three times his annual incentive payable at target under the EMPI Plan ($1,890,000). Mr. Harapiak also received his accrued benefits under the Cliffs Defined Benefit Plan and SERP ($537,229) and a cash payment of $45,000 for financial planning and advice, in particular regarding the separation agreement. He will also receive Company-paid medical benefits (valued at approximately $17,095) for him and his family under the Company’s health care plan for active employees for a maximum of 36 months, and outplacement services (valued at approximately $17,500).
In addition, the Compensation Committee acted to provide Mr. Harapiak, contingent upon his execution and non-revocation of the release of claims described above, with modified treatment of his equity awards. Under this arrangement, Mr. Harapiak received accelerated vesting of 50,628 restricted stock units that were granted to him in 2020, plus continued vesting of 50,628 target performance shares and his $374,000 target performance cash award that were granted to him in 2020 (earned as described in the CD&A above on a non-pro-rated basis based on actual performance as if his employment did not terminate). Further, under the existing terms of his other outstanding equity and performance cash awards, Mr. Harapiak also will vest in a prorated portion of his 24,359 and 36,228 restricted stock units, 24,359 and 36,228 target performance shares, and $381,480 and $748,000 target performance cash awards that were granted in 2021 and 2022, respectively.
61 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO PAY RATIO
As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee (the "Median Employee") and the annual total compensation of our CEO. For 2022, we estimate: (1) the annual total compensation of the individual identified as the median paid employee of the Company and its consolidated subsidiaries (except as described below), other than our CEO (the “Median Employee Annual Total Compensation”); (2) the annual total compensation of Mr. Goncalves, our CEO; and (3) the ratio of our CEO’s 2022 annual total compensation to the Median Employee Annual Total Compensation, as shown below:

CEO PAY RATIO
Median Employee Annual Total Compensation	$132,220
CEO Annual Total Compensation	$18,457,352
CEO to Median Employee Pay Ratio	140:1
Methodology
As there has been no change in our employee population (even when taking into account employees of FPT that were not considered for these purposes last year) or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we set out to use the same Median Employee identified in 2021. To identify the Median Employee, we used November 1, 2021 as our determination date (the “Determination Date”). As of the Determination Date, the employee population used for purposes of identifying the Median Employee consisted of 25,535 employees (excluding the CEO). Of that amount, 24,611 were U.S. employees, 869 were Canada employees and 55 were Europe employees (approximately 0.2% of our employees). As permitted by the SEC rules, we excluded all 55 Europe employees located in 6 countries as follows:

COUNTRY	NUMBER OF EMPLOYEES
France	5
Germany	10
Italy	14
Netherlands	22
Spain	2
United Kingdom	2
The Median Employee’s annual total compensation for 2021 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. Because the Median Employee identified in 2021 had a material change in compensation in 2022, in accordance with SEC rules, we selected an alternative Median Employee in 2022 using the same 2021 analysis but selecting the person who was the next closest employee compared to the Median Employee identified in 2021. With respect to our CEO’s annual total compensation, we used the amount reported for 2022 in the Total column in the SCT.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the Median Employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
62 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
In 2022, the SEC adopted final rules requiring public companies to provide, starting with this proxy statement, pay versus performance disclosure. The following Pay Versus Performance table (the “PVP Table”) provides SEC-required information about compensation for 2022 for this proxy statement’s NEOs, as well as our named executive officers from our 2022 and 2021 proxy statements (each of 2020, 2021 and 2022, a “Covered Year”). The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the PVP Table and related information for compliance purposes only. Neither the Compensation Committee nor the executives of our Company directly use the information contained in the PVP Table or the related disclosures as presented when making compensation decisions. For details about the Company’s pay-for-performance philosophy and how the Compensation Committee actually makes real decisions about executive pay, please refer to the CD&A provided above.
In reviewing this information, there are a few important things to consider:
•For purposes of this mandatory disclosure, “compensation actually paid”, or “CAP”, represents an amount calculated based on the SEC’s prescribed formula and requirements, which use hypothetical values and points in time that do not clearly reflect that a very significant portion of pay may not actually have been earned by or delivered to our named executive officers. For equity awards, which make up a substantial portion of our named executive officers’ compensation, CAP makes estimates about the value of certain equity awards, but that value may change significantly before the awards actually pay out to the officers. As a result, while CAP includes some actually paid amounts (base salary, for example), CAP does not necessarily constitute compensation actually delivered to or received by our named executive officers in each respective year.
•Importantly, CAP has not historically been, and it is not now, a factor that drives our executive pay decisions, including how the Compensation Committee establishes target compensation levels or determines incentive award opportunities, or how actual payouts are determined. We deliver pay that is commensurate with performance, but CAP is not a part of our process.
•Please note, in 2020, we acquired AK Steel and ArcelorMittal USA, transforming the Company and our traditional iron ore mining and pelletizing business into the largest flat-rolled steel producer in North America. This significant and material transformation increased our stock price in 2020 and 2021, which in turn boosted CAP well above the compensation our CEO and other named executive officers actually realized in those Covered Years. The table does show the very significant improvements in Net Income and Adjusted EBITDA from 2020 to 2021 as we integrated the newly acquired steel businesses. In 2022, with the acquisitions now fully integrated, Cliffs is a much larger and different company, subject to significantly different market influences on our stock price.
For purposes of this Pay Versus Performance section, all references to “compensation actually paid” mean such amounts as computed in accordance with Item 402(v) of Regulation S-K, which may be different from other compensation amounts discussed in the CD&A and elsewhere in this proxy statement. Mr. Lourenco Goncalves was our principal executive officer ("PEO") for each Covered Year.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO	COMPENSATION ACTUALLY PAID TO PEO (1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (1)(2)(3)	TOTAL SHAREHOLDER RETURN (4)	PEER GROUP TOTAL SHAREHOLDER RETURN (4)(5)	NET INCOME (LOSS) (in millions)	ADJUSTED EBITDA (in millions) (6)
2022	$18,457,351	$5,088,110	$4,620,214	$2,514,425	$196.35	$177.02	$1,376	$3,169
2021	$24,494,731	$39,028,092	$4,104,246	$6,194,093	$265.34	$156.49	$3,033	$5,287
2020	$18,511,405	$37,952,040	$3,170,114	$5,987,817	$177.46	$115.97	$(81)	$353
63 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
(1)Deductions from, and additions to, total compensation in the SCT by year to calculate CAP consist of:

	2022		2021		2020
	PEO	AVERAGE NON-PEO NEOs	PEO	AVERAGE NON-PEO NEOs	PEO	AVERAGE NON-PEO NEOs
Total Compensation from SCT	$18,457,351	$4,620,214	$24,494,731	$4,104,246	$18,511,405	$3,170,114
Adjustments for Pension
SCT pension	$0	$0	$(420,600)	$(67,360)	$(684,200)	$(195,850)
Current year service cost	$27,241	$26,848	$28,442	$19,535	$23,957	$19,074
Prior service cost impacting current year	$478,791	$66,448	$411,999	$44,884	$354,783	$44,266
Total Adjustments for Pension	$506,032	$93,296	$19,841	$(2,941)	$(305,460)	$(132,510)
Adjustments for Equity Awards
Grant date values in the SCT	$(9,260,335)	$(2,033,332)	$(7,060,185)	$(1,066,402)	$(4,127,534)	$(689,055)
Year-end fair value of unvested awards granted in the current year	$6,623,094	$1,454,262	$9,357,480	$1,413,396	$14,523,322	$2,424,540
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(3,818,727)	$(569,111)	$7,614,950	$1,114,689	$4,360,047	$696,980
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$0	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(7,419,305)	$(1,050,904)	$4,601,275	$631,104	$4,972,918	$514,898
Forfeitures during current year equal to prior year-end fair value	$0	$0	$0	$0	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0	$0	$0	$17,342	$2,850
Total Adjustments for Equity Awards	$(13,875,273)	$(2,199,085)	$14,513,520	$2,092,787	$19,746,095	$2,950,213

Compensation Actually Paid (as calculated)	$5,088,110	$2,514,425	$39,028,092	$6,194,093	$37,952,040	$5,987,817
(2)Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.
(3)Non-PEO NEOs reflect the average SCT total compensation and average CAP for the following executives by year:
2022: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci, James D. Graham and Maurice D. Harapiak
2021: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci, Terry G. Fedor and Maurice D. Harapiak
2020: Clifford T. Smith, Keith A. Koci, Terry G. Fedor and Maurice D. Harapiak
(4)Total Shareholder Return figures are based on a fixed investment of $100 from the beginning of the earliest year in the table through the end of each applicable year in the table, assuming reinvestment of dividends.

(5)The peer group is comprised of the companies in the S&P Metals & Mining Select Industry Group.
(6)Reconciliations for Adjusted EBITDA can be found in Annex A to this proxy statement.
Tabular List of Performance Measures
In accordance with the SEC rules, the following list contains the measures the Company considers to be the most important in linking NEO CAP to Company performance:
•Adjusted EBITDA; and
•Relative TSR.
Relationships Between Information in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the PVP table.
64 | CLF 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Actually Paid and Cumulative TSR

PEO and Avg. Non-PEO NEO CAP vs Cleveland-Cliffs and Peer TSR
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
CAP in Thousands
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
TSR
2020
2021
2022
CEO CAP
Average Non-CEO NEO CAP
CLF TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)
Compensation Actually Paid and Adjusted EBITDA
65 | CLF 2023 PROXY STATEMENT

PROPOSAL 2	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

In accordance with Section 14A(a)(1) of the Exchange Act, we are providing you with an opportunity at the 2023 Annual Meeting to vote, on an advisory, or non-binding, basis, to approve the compensation of our NEOs, which is commonly known as “Say-on-Pay.” Say-on-Pay gives you an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs currently conducts annual Say-on-Pay votes, and the next Say-on-Pay vote is expected to occur at the 2024 Annual Meeting, subject to, among other matters, the outcome of the shareholder vote on Proposal 3.
As described in detail in the CD&A, we seek to align short-term and long-term incentives for our NEOs with results delivered to you, our shareholders. We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. In deciding how to vote on this proposal, we encourage you to read the CD&A and “Executive Compensation Tables” and related narrative disclosure for a more detailed explanation of our executive compensation program and practices. Your Board believes that our compensation philosophy is in the best interests of shareholders. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program and practices, expects to review and consider the outcome of the vote in one or more of its meetings.
The affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on our NEOs' compensation is required to approve, on an advisory basis, our NEOs' compensation.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, OUR NEOS' COMPENSATION.
66 | CLF 2023 PROXY STATEMENT

PROPOSAL 3	ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

As part of our Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(2) of the Exchange Act, we are providing our shareholders with an opportunity to provide an advisory vote to determine whether the shareholder vote on our NEOs' compensation, or the “Say-on-Pay” vote, should occur every one, two or three years.
After careful consideration, the Board has determined that a Say-on-Pay vote that occurs every year is the most appropriate alternative for Cliffs. Therefore, our Board recommends that you vote for a frequency of “EVERY YEAR” on holding future Say-on-Pay votes. In reaching its recommendation, the Board believes that an annual Say-on-Pay vote will allow our shareholders to provide us with more meaningful and direct input on our executive compensation philosophy, policies and programs. We anticipate that an annual advisory vote will also foster more useful communication by providing you with a clear and timely means to express any concerns and questions.
You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting. Although this vote is advisory and not binding, we highly value your opinions and will consider the outcome of this vote when determining the frequency of future shareholder votes on our NEOs' compensation.
The frequency of the advisory vote on our NEOs' compensation receiving the greatest number of votes (every year, every two years or every three years) will be considered the frequency approved, on an advisory basis, by shareholders.

☑
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF EVERY YEAR ON PROPOSAL 3 RELATING TO THE ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE OUR NEOS' COMPENSATION.
YOU ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD'S RECOMMENDATION. YOU MAY CHOOSE AMONG THE FOUR CHOICES (EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS OR ABSTAIN) SET FORTH ABOVE.

67 | CLF 2023 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board. The Audit Committee reviewed the existing charter in July 2022 and recommended and approved changes on July 26, 2022. A copy of the charter is available at www.clevelandcliffs.com.
The members of the Audit Committee are John T. Baldwin (Chair), Robert P. Fisher, Jr., William K. Gerber and Arlene M. Yocum, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2022, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of the Company's internal control over financial reporting and to provide an independent attestation as of December 31, 2022.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting, including Deloitte's report on the effectiveness of the Company's internal control over financial reporting.
In this context, the Audit Committee met nine times in 2022 and held discussions with management and Deloitte. The Audit Committee also regularly met in separate executive sessions with Deloitte, the Company’s internal auditors and executive management, who oversees internal audit and risk management, and Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements, including the critical accounting policies and estimates, with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from the Company, including consideration of the compatibility of non-audit services with the firm’s independence.
Based on the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
J. T. Baldwin, Chair
R. P. Fisher, Jr.
W. K. Gerber
A. M. Yocum
68 | CLF 2023 PROXY STATEMENT

PROPOSAL 4	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP ("Deloitte") as Cliffs’ independent registered public accounting firm for the year ending December 31, 2023. We expect representatives of Deloitte to be present for the 2023 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2022	2021
Audit Fees (1)	$6,437.5	$7,800.0
Audit-Related Fees (2)	288.0	680.0
Tax Fees (3)	412.3	774.1
All Other Fees (4)	4.1	4.1
TOTAL	$7,141.9	$9,258.2

(1)Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2022 and 2021; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.
(2)Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.
(3)Tax fees consist of fees billed, or to be billed, related to tax consulting services.
(4)All other fees consist of research subscription fees.

Auditor Fees Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of our common shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm is required to ratify the appointment of Deloitte as our independent registered public accounting firm.

☑	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
69 | CLF 2023 PROXY STATEMENT

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

SHAREHOLDER PROPOSALS
To be included in our proxy statement and proxy card for our 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting"), a shareholder proposal must be received by us on or before December 5, 2023 (or, if the date of the 2024 Annual Meeting is more than 30 days before or after the date of the 2023 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2024 Annual Meeting is received by us after February 18, 2024 (or, if the date of the 2024 Annual Meeting is more than 30 days before or after the date of the 2023 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2024 Annual Meeting.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the 2024 Annual Meeting other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2023 Annual Meeting, which date is March 18, 2024. If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2023 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
COMPANY DOCUMENTS
Cliffs' 2022 Annual Report to Shareholders, including financial statements, is being made available to all shareholders of record as of the Record Date together with this proxy statement in satisfaction of SEC requirements. Additional copies of our proxy materials, including our 2022 Annual Report, are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@clevelandcliffs.com or visit our website at www.clevelandcliffs.com under the "Investors" section.
Pursuant to SEC regulations, the material appearing under the captions "Audit Committee Report" and "Compensation Committee Report" are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than as provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act of 1933 or the Exchange Act.

OTHER INFORMATION

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, that may properly come before the 2023 Annual Meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the 2023 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.
70 | CLF 2023 PROXY STATEMENT

ANNEX A	USE OF NON-GAAP FINANCIAL MEASURES

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted EBITDA, which is a non-GAAP financial measure that management uses in evaluating operating performance. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding certain items such as EBITDA from noncontrolling interests, extinguishment/restructuring of debt, acquisition-related expenses and adjustments, asset impairment and other, net. Cliffs believes the presentation of Adjusted EBITDA allows management and investors to focus on our ability to service our debt, as well as illustrate how the business and each operating segment is performing and assists management and investors in their analysis and forecasting as these measures approximate the cash flows associated with operational earnings. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to the most directly comparable GAAP measure in the table below.

	(In Millions)
	Year Ended December 31,
	2022	2021	2020	2019	2018	2017	2016
Net income (loss)	$1,376	$3,033	$(81)	$293	$1,128	$363	$199
Less:
Interest expense, net	(276)	(337)	(238)	(101)	(121)	(132)	(201)
Income tax benefit (expense)	(423)	(773)	111	(18)	460	252	12
Depreciation, depletion and amortization	(1,034)	(897)	(308)	(85)	(89)	(87)	(115)
Total EBITDA	$3,109	$5,040	$354	$497	$878	$330	$503

Less:
EBITDA from noncontrolling interests	$74	$75	$56	$—	$—	$—	$—
Gain (loss) on extinguishment/restructuring of debt	(75)	(88)	130	(18)	(7)	(166)	166
Acquisition-related expenses and adjustments	(1)	(197)	(148)	(7)	—	—	—
Asset impairment	(29)	—	—	—	(1)	—	—
Other, net	(29)	(27)	(37)	(3)	119	37	86
Total Adjusted EBITDA	$3,169	$5,277	$353	$525	$767	$459	$251
A-1 | CLF 2023 PROXY STATEMENT

NOTICE OF 2023 ANNUAL MEETING AND PROXY STATEMENT

CLIFFS

CLEVELAND-CLIFFS INC.

CLEVELAND-CLIFFS INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2023 and by 11:59 P.M. ET on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLF2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 16, 2023 and by 11:59 P.M. ET on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02685-P90520-Z84654

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEVELAND-CLIFFS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) L. Goncalves	06) S.M. Green
02) D.C. Taylor	07) R.S. Michael, III
03) J.T. Baldwin	08) J.L. Miller
04) R.P. Fisher, Jr.	09) G. Stoliar
05) W.K. Gerber	10) A.M. Yocum

The Board of Directors recommends you vote FOR the following proposal.

	For	Against	Abstain
2. Approval, on an advisory basis, of Cleveland-Cliffs Inc.'s named executive officers' compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.

	1 Year	2 Years	3 Years	Abstain
3. Approval, on an advisory basis, of the frequency of shareholder votes on our named executive officers' compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal.

	For	Against	Abstain
4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Cleveland-Cliffs Inc. to serve for the 2023 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CLIFFS

CLEVELAND-CLIFFS INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V02686-P90520-Z84654

PROXY - CLEVELAND-CLIFFS INC.
NOTICE OF THE 2023 ANNUAL MEETING OF SHAREHOLDERS
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
www.virtualshareholdermeeting.com/CLF2023

Lourenco Goncalves, Celso L. Goncalves Jr. and James D. Graham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc. to be held on May 17, 2023 or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR A FREQUENCY OF ONE YEAR FOR PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side